----------------------------                        ----------------------------
Name of Prospective Investor                                      Memorandum No.








               WESTERN KENTUCKY LITHOTRIPTERS LIMITED PARTNERSHIP

             A Limited Partnership Formed Under the Laws of Kentucky

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                $200,000 in Cash

                         $478,272 in Personal Guaranties

                                    80 Units
                         of Limited Partnership Interest

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent
                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                                 1-800-682-7971

                The Date of this Memorandum is December 15, 1999

               WESTERN KENTUCKY LITHOTRIPTERS LIMITED PARTNERSHIP

              $200,000 in Cash and $478,272 in Personal Guaranties

              80 Units of Limited Partnership Interest at $2,500 in
               Cash and $5,978.40 in Personal Guaranties per Unit

                  Western Kentucky Lithotripters Limited Partnership, a Kentucky limited partnership (the "Partnership"), organized by its general partner, Prime Lithotripter Operations, Inc., a New York corporation (the "General Partner") and a wholly-owned subsidiary of Prime Medical Services, Inc., a Delaware corporation, hereby offers on the terms set forth herein 80 units of limited partnership interest (the "Units"). The Partnership was formed to acquire and operate (i) one new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter, and (ii) one used Dornier HM-3 model extracorporeal shock-wave lithotripter. The Storz Modulith SLX-T will be transported from site to site by a new mobile vehicle and the Dornier HM-3 will be housed in a used mobile trailer which will be transported from site to site by a used tractor truck (the installed lithotripters and mobile vehicles, collectively, the "Lithotripsy Systems") to enable the Partnership to provide lithotripsy services primarily in the following Kentucky counties and such other areas as determined by the General Partner: Christian County, Daviess County, Henderson County, Hopkins County, McCracken County and Warren County (the "Service Area"). See "Proposed Activities."

                  The Units are divided into 80 Units offered at a per Unit price of $2,500 in cash, plus a personal guaranty of 1% of the Partnership's obligations under the loan of up to $597,840 from First-Citizens Bank & Trust Company (the "Loan") (up to a $5,978.40 principal guaranty obligation per Unit). See "Terms of the Offering." Each Unit represents an initial 1% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." The Units are offered to individual investors and certain entities that meet the requirements for investment in the Partnership as set forth herein. The offering will terminate on January 31, 2000 unless, in the discretion of the General Partner, it is sooner terminated or extended for a period of up to 180 days. The Unit cash price and the executed Guaranties are both due at subscription.

                                                      ---------------
                  Purchase of Units involves significant risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective Investors should note that (1) the Partnership has not begun any revenue-producing business operations, (2) the health care industry is undergoing significant government regulatory reforms, and (3) the Partnership expects to face increasing competition in the Service Area. See "Risk Factors" and "Terms of the Offering - Suitability Standards."

             Cash                                     Net

         Offering Price         Selling               Cash            Amount of

                          Commissions(1)         Proceeds (2)     Guaranties (3)

Per Unit (4)  $ 2,500            $ 250           $ 2,250          $ 5,978.40
Total (5)     $200,000           $20,000         $180,000         $478,272.00


(See Footnotes on Back of Cover Page)

                                       See Glossary for  capitalized  terms used
herein and not otherwise defined.

(1) The Units will be sold on a "best efforts" all or none basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "Sales Agent"). MedTech is an Affiliate of the General Partner. The Partnership will pay the Sales Agent a $250 commission for each Unit sold and will reimburse the Sales Agent for its out of pocket Offering costs (not to exceed $10,000). No commission will be paid with respect to Units sold to the General Partner or its Affiliates as provided in note (4) below. No commission is payable to the Sales Agent unless all the Units are sold as provided herein. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

(2) Before deduction of expenses payable by the Partnership. See "Sources and Applications of Funds" and "Compensation and Reimbursement to the General Partner and its Affiliates." The cash price per Unit ($2,500) is payable in full at subscription. See "Terms of the Offering."

(3) At subscription, each Investor must execute and deliver to the Sales Agent a guaranty agreement (the "Guaranty") under which he will guarantee payment of a portion of the Partnership's obligations under a loan of up to $597,840 (the "Loan") from First-Citizens Bank & Trust Company (the "Bank") which is headquartered in Raleigh, North Carolina, and has approximately 370 offices throughout the southeastern United States. The proceeds of the Loan will be used to (i) acquire one new Storz Modulith(R)SLX-T model extracorporeal shock-wave lithotripter with accessories (estimated at $400,000); (ii) acquire and upfit one new mobile vehicle to transport the new Storz Modulith(R)SLX-T lithotripter (estimated at $70,000); (iii) acquire one used Dornier HM-3 model extracorporeal shock-waver lithotripter (estimated at $60,000); (iv) acquire one used trailer to house the Dornier HM-3 lithotripter (estimated at $21,500); (v) acquire one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter
     (estimated at $12,500) and (vi) pay state sales and use taxes on the purchase of the lithotripters, mobile transport vehicles and tractor truck (estimated at $33,840). If necessary, the Partnership anticipates using a portion of the cash Offering proceeds (up to $20,691) to acquire certain service contracts from the General Partner (the "Service Contracts"). See "Proposed Activities - Service Contracts." In addition, the General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that during the first year of Partnership operations, the Partnership will use a portion of the Partnership's working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with certain service providers (including Affiliates of the General Partner) to refurbish the used Dornier HM-3 and used trailer. See "Proposed Activities
     - Acquisition of Lithotripsy Systems - Used Equipment." As a class, the Limited Partners will guarantee up to $478,272 (80%) of the Partnership's principal obligations under the Loan. The $400,000 purchase price for the Storz Modulith(R) SLX-T lithotripter represents an approximate 24% discount below the current list price of $525,000 due to special discount arrangements between Prime Medical Services, Inc. (the General Partner's parent) and Storz accorded to volume purchasers. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." For each Unit purchased, an Investor will be required to guarantee 1% of the Loan, which represents up to a $5,978.40 principal guaranty obligation. A Limited Partner's liability under the Guaranty may exceed the principal guaranty per Unit as provided above because such liability includes not only principal, but also accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting defaulted obligations. See "Proposed Activities - Funding for Partnership Activities." For a description of the guaranty requirements and the terms of the Guaranties, see "Terms of the Offering - Guaranty Arrangements" and the form of the Guaranty included in the Subscription Packet accompanying this Memorandum. In its capacity as general partner of the Partnership, the General Partner will contribute cash in an amount equal to 20% (up to $50,000) of the total cash contributed to the Partnership by the Partners pursuant to this Offering. The General Partner will guarantee 20% of the Loan, which represents up to a $119,568 principal guaranty obligation. See "Terms of the Offering - Guaranty Arrangements," "Summary of the Partnership Agreement - Capital Contribution of the General Partner" and "Proposed Activities - Funding for Partnership Activities." The General Partner will hold a 20% economic interest as the general partner of the Partnership.

(4) Each Investor may purchase no less than one Unit. The General Partner reserves the right to sell a limited number of fractional Units as a minimum investment and to reject in whole or in part any subscription. Purchases of fractional Units will be in multiples of 1/2 Units;
         provided, that the General Partner and its Affiliates may purchase fractional Units in increments other than 1/2 Units for a proportional purchase price.

(5) All subscription funds and Guaranties will be held in an interest bearing escrow account with the Bank, until the Closing or the termination of the Offering. The Partnership seeks by this Offering to sell 80 Units for $200,000 in cash ($180,000 net of Sales Agent 's commissions) and up to $478,272 in personal guaranties of the Partnership's principal obligations under the Loan. In the event complete subscriptions for all 80 Units are timely received and accepted by the General Partner, the subscription funds (plus interest) and Guaranties held in escrow will be released to the Partnership. If complete subscriptions for all 80 Units are not timely received and accepted, the Offering will be terminated and all subscriptions canceled. In the event of termination, all subscription funds (together with interest), Guaranties and other subscription documents will be promptly returned to the Investors. The General Partner reserves the right for it or any of its Affiliates to purchase up to 50 Units in order to meet the full subscription amount of 80 Units required to successfully close the offering. The purchase of Units by the General Partner or its Affiliates will be on the same terms and conditions as any other Investor, except that (i) their Unit purchase price will be reduced by the savings to the Partnership attributable to no commissions being payable to the Sales Agent on the transaction, and
         (ii) the General Partner and its Affiliates may purchase fractional Units in multiples other than 1/2 Unit for a proportional purchase price. See "Risk Factors - Other Investment Risks - Purchases by General Partner and its Affiliates."

--------------------------------------------------------------------------------
o The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration requirements provided by the National Securities Markets Improvement Act of 1996. A registration statement relating to these securities has not been filed with the Securities and Exchange Commission or any state securities commission.

o Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Units or determined that this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

o The Units are subject to restrictions on transferability and resale and may not be transferred or resold o Prospective Investors should not construe the contents of this Memorandum or any prior or subsequent o No offering literature in whatever form will or may be employed in the offering of Units, except this o All 80 Units must be sold in order to close the Offering. Up to 50 Units may be purchased by the General

         Partner and its Affiliates, each of which will receive in the future fees or compensation made possibly only if the Offering successfully closes. Investors should therefore not expect that the sale of all 80 Units indicates that such sales have been made to Investors that have no financial or other interest in the Offering or that are otherwise exercising independent judgment. The requirement that all 80 Units be sold, while necessary to the business operations of the Partnership, is not designed as a protection to Investors, i.e., the all or none requirement is not designed to indicate that an Investor's decision to purchase Units is shared by other unaffiliated Investors.

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                  Page

                                                             APPENDICES

Appendix A        FINANCIAL PROJECTIONS
Appendix B        AGREEMENT OF LIMITED PARTNERSHIP OF
                      WESTERN KENTUCKY LITHOTRIPTERS LIMITED PARTNERSHIP
Appendix C        LOAN COMMITMENT
Appendix D        FORM OF MANAGEMENT AGREEMENT
Appendix E        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, A
                      PROFESSIONAL LIMITED LIABILITY COMPANY


                  This summary of certain provisions of the Memorandum is intended for a quick reference and is not complete. The Memorandum and accompanying Appendices must be read and understood in their entirety by Investors. See the "Glossary" for terms used in this Memorandum and not otherwise defined.

                  The Units and Subscription Price. Western Kentucky Lithotripters Limited Partnership, a limited partnership formed under the laws of the State of Kentucky, hereby offers an aggregate of 80 Units of limited partner interest in the Partnership. Each Unit represents an initial 1% economic interest in the Partnership. Investors should note that their initial Percentage Interests in the Partnership may be reduced by future Dilution Offerings. See "Summary of the Partnership Agreement - Dilution Offerings" and the Partnership Agreement attached hereto as Appendix B. The price for each Unit is $2,500 in cash and a 1% personal guaranty of the Partnership's obligations under the Loan (up to a $5,978.40 principal guaranty obligation per Unit). At subscription, each Limited Partner must pay his cash Unit price and execute and deliver to the Sales Agent a guaranty agreement (the "Guaranty") under which he will guarantee payment of a portion of the Partnership' s obligations under the Loan of up to $597,840 from the Bank, the proceeds of which will be used to (i) acquire one new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter with accessories (estimated at $400,000); (ii) acquire and upfit one new mobile vehicle to transport the Modulith(R) SLX-T lithotripter (estimated at $70,000);
(iii) acquire one used Dornier HM-3 Model extracorporeal shock-wave lithotripter (estimated at $60,000); (iv) acquire one used trailer to house the Dornier HM-3 lithotripter (estimated at $21,500), (v) acquire one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter (estimated at $12,500) and (vi) pay state sales and use taxes on the purchase of the lithotripters, mobile transport vehicles and tractor truck (estimated at $33,840). See "Compensation and Reimbursement to the General Partner and its Affiliates." As a class, Limited Partners will guarantee 80% of the Partnership's obligations under the Loan. For each Unit purchased an Investor will be required to guarantee 1% of the Loan (up to a $5,978.40 principal guaranty). Liability under the Guaranty may exceed the principal guaranty per Unit as provided above because the guaranty obligation per Unit includes not only principal, but also accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting any defaulted obligations. Each Investor may purchase not less than one Unit. However, the General Partner may, in its sole discretion, permit the Partnership to sell a limited number of fractional Units as a minimum investment and to reject in whole or in part any subscription. Purchases of fractional Units will be in increments of 1/2 Units at a price of $1,250 in cash and up to $2,989.20 in principal guaranties per each 1/2 Unit (0.5% of the Loan). The General Partner and its Affiliates may purchase fractional Units in multiples other than 1/2 Units for a proportional purchase price. See "Risk Factors - Operating Risks - Liability Under the Guaranty," "Terms of the Offering - General - The Units and Subscription Price" and "Risk Factors - Other Investment Risks - Purchases by General Partner and its Affiliates."

                  The Offering. By this Offering the Partnership seeks to sell 80 Units for a maximum of $200,000 in cash ($180,000 net of Sales Agent's commissions) and an aggregate of up to $478,272 in personal guaranties of the Partnership's obligations under the Loan. The Units are offered to individual investors and certain entities who meet the requirements for investment in the Partnership as set forth herein. In the event complete subscriptions for all 80 Units are received and accepted by the General Partner, all subscription funds (plus interest) and Guaranties held in escrow will be released to the Partnership. If complete subscriptions for all 80 Units are not received and accepted by the end of the subscription period as defined in "Subscription Period" below, the Offering will be terminated and all subscription funds (together with interest) and Guaranties will be returned to the Investors. In order to successfully close the Offering, the General Partner reserves the right for it or any of its Affiliates to purchase up to 50 Units in order to meet the full subscription amount of 80 Units. The purchase of Units by the General Partner or its Affiliates will be on the same terms and conditions as any other Investor, except that (i) their Unit purchase price will be reduced by the savings to the Partnership attributable to no commissions being payable to the Sales Agent on the transaction, and (ii) the General Partner and its Affiliates may purchase fractional units in multiples other than 1/2 Units for a proportional purchase price. See "Risk Factors - Other Investment Risks - Purchases by Affiliates" and "Terms of the Offering - General." All subscription funds and Guaranties will be held in escrow by the Escrow Agent until the Closing or the termination of the Offering.

                  Subscription Period. The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time on January 31, 2000 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Terms of the Offering - General - Subscription Period," and "Risk Factors - Other Investment Risks - Purchases by Affiliates."

                  Proposed Activities. Upon successful completion of this Offering, the Partnership will close the Loan and from the proceeds thereof purchase (i) one new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter together with accessories for an approximate purchase price of $400,000 (ii) one new mobile vehicle to transport the Modulith(R) SLX-T from site to site for an approximate purchase price of $70,000, (iii) one used Dornier HM-3 model extracorporeal shock-waver lithotripter for an approximate purchase price of $60,000; (iv) one used trailer to house the Dornier HM-3 lithotripter for an approximate purchase price of $21,500; (v) one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter for an approximate purchase price of $12,500; and (vi) pay applicable state sales and use taxes on the lithotripters, mobile transport vehicles and tractor truck. The $400,000 purchase price for the Storz lithotripter represents an approximate 24% discount below the current list price of $525,000 due to special discount arrangements between Prime and Storz accorded to volume purchasers. See "Proposed Activities - Acquisition of the Lithotripsy Systems." The Partnership will use the cash proceeds of this Offering and the General Partner's initial cash contribution to fund syndication, organization, start-up and working capital costs. The Partnership intends to use a portion of the Loan and cash Offering proceeds to acquire certain assets from the General Partner. If necessary, the Partnership intends to use up to $20,691 of the cash Offering proceeds to acquire from the General Partner certain Service Contracts to provide lithotripsy services at various hospitals. See "Proposed Activities - Service Contracts" and "Sources and Applications of Funds." The Partnership will indemnify the General Partner against the future performance of obligations under the Service Contracts assigned to it.

                  As discussed above, the Partnership will also use a portion of the Loan proceeds to acquire from the General Partner the used Dornier HM-3 lithotripter, the used trailer and the used tractor truck for an aggregate purchase price of $94,000 payable upon the Closing of the Offering. The Partnership will have to pay the applicable state use tax on the equipment to be purchased from the General Partner (estimated at $5,640). In addition, the General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that during the first year of Partnership operations, the Partnership will use a portion of the Partnership's working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with certain service providers (including Affiliates of the General Partner) to refurbish the used Dornier HM-3 and used trailer. See "Proposed Activities - Acquisition of Lithotripsy Systems," "- Funding for Partnership Activities," "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage," "Compensation and Reimbursement to the General Partner and its Affiliates" and the Financial Projections attached hereto as Appendix A.

                  The Partnership will attempt to obtain the Service Contracts from the General Partner by taking assignment of the existing contracts or by causing the termination thereof and the negotiation of new contracts directly between the Partnership and the customer. See "Proposed Activities - Service Contracts." The Partnership will also attempt to contract directly with other licensed health care facilities in the Service Area to make lithotripsy services available to their patients. No assurance can be given that the Partnership will be successful in negotiating new contracts on financial terms comparable to those in the existing Service Contracts, or at all. See "Risk Factors - Operating Risks - Competition" and "Risk Factors - Operating Risks - Contract Terms and Termination." The travel itinerary for the Lithotripsy Systems will be determined by the General Partner after consultation with the various treatment facilities to be served by the Partnership's Lithotripsy Systems. The travel schedule is expected to be influenced by the number of treating physicians and patients in particular areas and the Partnership's arrangements with licensed treatment facilities located across the Service Area.

                  The  Partnership   will  enter  into  a  separate   Management
Agreement with Lithotripters, Inc., an Affiliate of the General Partner (the "Management Agent"). Pursuant to the Management Agreement, the Management Agent will generally (i) manage all operations of the Lithotripsy Systems, (ii) where necessary, train, or arrange and supervise the training of, interested qualified physicians (which may include qualified physician Limited Partners) in the use of the Lithotripsy Systems for the treatment of their patients, and (iii) conduct quality assurance and outcome analysis programs. See "Proposed Activities - Operation of the Lithotripsy Systems," and the form of the Management Agreement attached hereto as Appendix D.

                  Qualified physicians desiring to treat patients with one of the Partnership's lithotripters will make appropriate arrangements with either the Partnership or the health care facilities contracting with the Partnership (as the case may be) to make a lithotripter available for their use. See "Risk Factors - Tax Risks - Disqualification of Employee Benefit Plans" and "Proposed Activities - Operation of the Lithotripsy Systems." Generally, all qualified physicians desiring to treat their own patients on a Partnership lithotripter may do so after they have received any necessary training as prescribed by the rules of the applicable health care facility. The General Partner and Management Agent will endeavor to the best of their abilities to require that physicians using a Partnership lithotripter comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. In addition, the General Partner reserves the right to request that (i) physicians (or members of their practice group) treat only their own patients with the lithotripter and (ii) that physician Limited Partners disclose to their patients in writing their financial interest in the Partnership prior to treatment, if it determines that such practices are advisable under applicable law. The former requirement is mandatory under Kentucky law. See "Regulation." The treating qualified physicians or the health care facilities will be solely responsible for billing and collecting on their own behalf the professional component of the lithotripsy procedure.

                  Subject to certain limitations set forth in the Partnership Agreement, in the event the General Partner determines in the future that it is in the best interest of the Partnership, it may cause the Partnership (i) to acquire one or more additional mobile or fixed base lithotripter systems (or any other urological device or equipment which has received FDA premarket approval) in such location(s) as the General Partner may determine, in its sole discretion, to be in the best interests of the Partnership; (ii) to acquire an interest in any business entity, including, without limitation, a limited partnership, limited liability company or corporation, that engages in any such business activity; and (iii) to engage in any and all activities incidental or related to the foregoing, upon and subject to the terms and conditions of the Partnership Agreement; and/or (iv) to engage in Dilution Offerings on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. As provided in the Partnership Agreement, the General Partner may not incur any single capital expenditure, any long-term debt or any single borrowing of the Partnership during any twelve-month period in excess of $100,000 without the prior approval of a Majority in Interest of the Limited Partners. In addition, the consent of a Majority in Interest of the Limited Partners is required prior to the Partnership engaging in any Dilution Offering to raise capital for the acquisition of additional assets. See "Summary of the Partnership Agreement - Powers of the General Partner and Limited Partners' Voting Rights."

                  Anticipated Benefits to Investors. The primary objectives of the Partnership are (i) to improve the provision of health care in the Partnership's Service Area by taking advantage of the technological innovations inherent in the Lithotripsy Systems and the Partnership's quality assurance and outcome analysis programs, and (ii) to make cash distributions to its Partners from revenues generated from the operation of the Lithotripsy Systems. It is anticipated that cash Distributions may begin in the first twelve-month period after the Partnership begins business operations. There is no assurance that the Partnership's cash distribution objective can be met. The amount of cash available for distribution will further be limited by the Partnership's obligation to make certain prepayments under the Loan. See "Proposed Activities
- Funding For Partnership Activities." Each Unit represents an initial 1% interest in Partnership income, loss and cash Distributions. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." The General Partner represents that Investors should not invest in the Partnership for purposes of obtaining deductions, losses or other tax benefits, as it is anticipated by the General Partner that taxable income will be reportable by the Limited Partners along with their receipt of cash Distributions. To the extent available, the General Partner will use its best efforts to distribute cash from operations to enable the Partners to pay their income tax liabilities on their respective shares of Partnership taxable income. No assurance can be given that such will be the case. See "Risk Factors - Tax Risks - Income in Excess of Distributions." The Partnership's projected statements of taxable income (loss), cash flow, sources and uses of funds, and projected statements of return per Unit, are set forth in Appendix A hereto. The Financial Projections are based on assumptions set forth therein and in this Memorandum, and are included for the information and convenience of Investors and their professional advisors. THE PROJECTED DATA ARE THE GENERAL PARTNER'S ESTIMATE OF REASONABLE, BUT NOT NECESSARILY THE MOST LIKELY, RESULTS OF THE PARTNERSHIP'S OPERATIONS AND REPRESENT A PREDICTION OF FUTURE EVENTS BASED ON ASSUMPTIONS THAT MAY OR MAY NOT OCCUR, AND SHOULD NOT BE RELIED UPON TO INDICATE THE ACTUAL RESULTS THAT WILL BE OBTAINED. Whether the Partnership will be able to operate under the Service Contracts has not been determined. See "Risk Factors - Other Investment Risks - Financial Projections" and "Risk Factors - Operating Risks - Contract Terms and Termination."

                  Organization of the Partnership. Western Kentucky Lithotripters Limited Partnership, a Kentucky limited partnership (the "Partnership"), was organized and created under the Act on November 24, 1999. The general partner of the Partnership is Prime Lithotripter Operations, Inc. (the "General Partner"), a New York corporation and a wholly-owned subsidiary of Prime Medical Services, Inc., a Delaware corporation. The General Partner will hold a 20% interest in the Partnership as general partner. The initial Limited Partner of the Partnership will withdraw from the Partnership upon the admission of the Limited Partners to the Partnership as provided in this Offering. The initial address of the principal office of the General Partner and the Partnership is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746. The Lithotripsy Systems will be acquired and operated by the Partnership. See the form of Partnership Agreement attached as Appendix B and "Summary of the Partnership Agreement."

                  Limited Liability. Other than the purchase price for a Unit, no capital assessments will be requested of or imposed on the Limited Partners. Limited Partners may, however, be called upon to perform under their Guaranties. See "Risk Factors - Operating Risks - Liability Under the Guaranty." Provided a Limited Partner does not participate in the management or control of the Partnership, he will not incur any liability with respect to obligations of the Partnership, except to the extent of his (i) capital contributions, (ii) Guaranty of the Partnership's obligations under the Loan, and (iii) obligation to return certain Distributions made to him constituting a return of capital contributions in accordance with the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also, the form of Opinion of Counsel attached hereto as Appendix E.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, the General Partner has the option (which it may assign to the Partnership in its sole discretion) to purchase all of the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligations under the Guaranty. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the lesser of (a) the fair market value of the Partnership Interest to be purchased or (b) the Limited Partner 's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets or amounts due and payable to the Partnership as account receivables, and as reduced by depreciation deductions claimed by the Partnership for tax purposes) and, in certain cases, the assumption of the Limited Partner's Guaranty. Although it is anticipated that the Partnership will use the accrual method of accounting, the cash method will be used for determining the capital account value option purchase price discussed herein. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the capital account value option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (x) purchase the Partnership Interests of all of the Limited Partners at the option purchase price provided above or (y) dissolve the Partnership. See the form of Partnership Agreement attached hereto as Appendix B, "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests," and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                  Investment of the General Partner. In its capacity as general partner of the Partnership, the General Partner will contribute cash to the Partnership in an amount equal to 20% (up to $50,000) of the total cash contributed to the Partnership by the Partners pursuant to this Offering. The General Partner will guarantee 20% of the Loan, which is equivalent to up to a $119,568 principal guaranty obligation. See "Terms of the Offering - Guaranty Arrangements." All lithotripsy operations of the Partnership will be conducted by the General Partner and the Management Agent. See "Proposed Activities - Funding for Partnership Activities," "Summary of the Partnership Agreement - Capital Contribution of the General Partner," "General Partner" and "Proposed Activities - Management and Administration."

                  Compensation and Reimbursement of the General Partner and its Affiliates. Beginning on the Closing Date, the Management Agent will receive a monthly management fee throughout the term of the Partnership equal to the greater of 7% of Partnership Cash Flow per month or $8,000 per month. The General Partner and its Affiliates will receive interest on loans, if any, they make to the Partnership. It is also expected that concurrent with the Closing of the Offering, or as soon as reasonably possible thereafter, the Partnership will acquire a Lithotripsy System and the Service Contracts from the General Partner for $94,000 and up to $20,691, respectively. In addition, the Partnership may contract with the General Partner or its Affiliates to render services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The General Partner and the Management Agent will also be entitled to reimbursement from the Partnership for all costs incurred by each in managing the Partnership. Upon the successful completion of this Offering, the Sales Agent, an Affiliate of the General Partner, will receive up to $20,000 in sales commissions from the Partnership for the sale of Units and may be reimbursed for up to $10,000 in out-of-pocket offering expenses. The General Partner and its Affiliates will receive no development fee or other compensation for organizing or operating the Partnership except as otherwise provided herein. See "Proposed Activities - Management and Administration," "Proposed Activities - Funding for Partnership Activities," "Plan of Distribution," "Compensation and Reimbursement to the General Partner and its Affiliates" and "Conflicts of Interest."

                  Plan of Distribution. Subscriptions for Units will be solicited on a "best efforts" all or none basis by the Sales Agent. Upon the successful completion of this Offering, the Partnership will pay the Sales Agent a $250 commission for each Unit sold and will reimburse the Sales Agent for out-of-pocket expenditures incurred in connection with this Offering (not to exceed $10,000). No commission will be paid with respect to Units sold to the General Partner or its Affiliates, nor will any compensation be payable to the Sales Agent unless all Units are sold as provided herein. See "Plan of Distribution" and "Conflicts of Interest."

     Eligible Investors. Generally, this offer is made only to qualified investors acceptable to the Partnership, and approved by the Bank for purposes of the Guaranties. See "Terms of the Offering - Suitability Standards" and "Terms of the Offering - Guaranty Arrangements."




                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.

                  Lack of Operating History; General Risks of Operations. The Partnership was formed under the laws of the State of Kentucky on November 24, 1999 and has not engaged in any revenue-producing business activities. The benefits of an investment in the Partnership depend on many factors over which the Partnership will have no control, including competition, technological innovations rendering the Lithotripsy Systems less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of the Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The health care industry has experienced substantial changes in recent years. The General Partner anticipates that managed care programs, including capitation plans, will play an increasing role in the delivery of lithotripsy services in the Service Area and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing health care environment will not have a material adverse effect on the Partnership.

                  Lack of Diversification. The Partnership's sole purpose is to operate the Lithotripsy Systems. Because the Part-ner-ship will be dependent on only one line of business and the operation of two Lithotripsy Systems, it will have greater risks from casualties, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

                  Impact of Insurance Reimbursement. The price the Partnership will be able to charge for lithotripsy equipment and/or services is significantly dependent upon the amount of reimbursement private health care insurers will reimburse hospitals and centers contracting with the Partnership. Most patients of treatment facilities will pay for services directly from private payment sources, primarily from third-party insurers such as Blue Cross/Blue Shield and other commercial insurers. Coverage and payment levels for these private payment sources vary depending upon the patient's individual insurance policy. Other important payment sources include government programs such as Medicare and Medicaid. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. Some of the General Partner's Affiliates have recently experienced declining revenues based on these managed care pressures in other health care markets. Additionally, the Health Care Financing Administration ("HCFA"), the federal agency which administers the Medicare program, has proposed rules which would reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,235. See "Regulation - Federal Regulation." In some cases reimbursement rates payable to the General Partner and other Affiliates are less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, the General Partner anticipates that reimbursement available for lithotripsy procedures may continue to decrease. Such decreases would have a material adverse effect on Partnership revenues. Regarding the professional fees paid to physicians who treat patients on the Lithotripsy Systems, the General Partner anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare.

                  Reliability  and  Efficacy  of the  Lithotripsy  Systems.  The
Dornier HM-3 lithotripter to be acquired from the General Partner is an extracorporeal shock-wave lithotripter manufactured by Dornier Medizintechnik GmbH of Munich, Germany acquired through Dornier Medical Systems, the manufacturer' s U.S. Affiliate. The HM-3 has a United States operating history of approximately 14 years. The Dornier lithotripter is housed in a specially upfitted trailer manufactured by the Calumet Coach Company and is transported by a tractor truck requiring special driver licensure to operate. The experience of the General Partner and its Affiliates, however, with such unit and the several other Dornier units operated by the General Partner's Affiliates, has been very satisfactory. Upon the successful completion of this Offering, the Partnership intends to also acquire a new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter. The Modulith (R) SLX-T will be transported from site to site in a specially upfitted vehicle and will be wheeled directly into equipped treatment rooms in prospective service locations. The Modulith(R) SLX-T has a short United States operating history, having received FDA premarket approval on March 27, 1997. The reliability and efficacy risks inherent in the Modulith(R) SLX-T are especially acute because it is so new. Affiliates of the General Partner have limited direct experience with the use of Storz lithotripters and cannot accurately predict the mechanical and technological reliability of the Modulith(R) SLX-T.

                  "Downtime" periods  necessitated by maintenance and repairs of either of the Partnership's Lithotripsy Systems will adversely effect Partnership revenues. It is anticipated that, subject to availability, the General Partner or its Affiliates will rent the Partnership one of its or their mobile lithotripters in the event of substantial downtime problems. See "Compensation and Reimbursement to the General Partner and its Affiliates." The General Partner estimates that the Dornier HM-3 has a 7-10% overall retreatment rate (however, the experience of the General Partner and its Affiliates has shown an average retreatment rate of 5%). Preliminary reports from abroad and "word of mouth" anecdotal evidence indicate that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. The General Partner is aware that early data from abroad concerning one precursor to the Modulith(R) SLX-T reflected a high retreatment rate, and that an Affiliate of the General Partner experienced electrical and mechanical problems using another precursor, the Modulith(R) SLX. However, the General Partner's and its Affiliates' limited experience with the transportable Modulith(R) SLX-T has shown acceptable retreatment rates. A high retreatment rate may adversely affect the Partnership. Investors should also note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The General Partner questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones. See "Proposed Activities - Acquisition of the Lithotripsy Systems."

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

                  Partnership  Limited  Resources  and Risks of Leverage.  It is
anticipated by the General Partner that all initial costs of the Partnership's operations including, but not limited to (i) the estimated $400,000 purchase price of the new Modulith(R) SLX-T lithotripter together with accessories, (ii) the estimated $70,000 purchase price of the new mobile vehicle to transport the new lithotripter, (iii) the estimated $60,000 purchase price for the used Dornier HM-3, (iv) the estimated $21,500 purchase price for the used trailer housing the Dornier HM-3, (v) the estimated $12,500 for the used tractor truck,
(vi) the estimated $33,840 in state sales and use taxes for the purchase of the lithotripters, mobile transport vehicles and tractor truck, (vii) the maximum $20,691 cash purchase price for the Service Contracts to be acquired by the Partnership upon the successful Closing of the Offering and (viii) syndication, organization, start-up and working capital expenses, will be financed through the Loan, the cash proceeds of this Offering and the General Partners's initial cash contribution. In addition, the General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that during the first year of Partnership operations, the Partnership will use a portion of the Partnership's working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with certain service providers (including Affiliates of the General Partner) to refurbish the used Dornier HM-3 and Used trailer. See "Proposed Activities - Acquisition of the Lithotripsy Systems" and "Proposed Activities - Funding for Partnership Activities." While the Financial Projections indicate that cash generated from operations will enable the Partnership to repay the Loan in accordance with its terms, lower than anticipated revenues, greater than anticipated expenses, or delays in commencing operations could result in the Partnership failing to make payments of principal or interest when due under the Loan, and the Partnership' s equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment and be called upon to pay their Guaranties. See "Proposed Activities - Funding For Partnership Activities" and the Financial Projections attached to this Memorandum as Appendix A.

                  Acquisition of Additional Assets. If in the future the General Partner determines that it is in the best interest of the Partnership to acquire
(i) one or more additional fixed base or mobile Lithotripsy Systems or (ii) any other urological device or equipment so long as such device has received FDA premarket approval at the time it is acquired by the Partnership, and/or (iii) an interest in any business entity that engages in a urological business described above, the General Partner has the authority, subject to certain express limitations set forth in the Partnership Agreement, to establish reserves or borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. As provided in the Partnership Agreement, the General Partner may not incur any single capital expenditure, any long-term debt or any single borrowing of the Partnership during any twelve-month period in excess of
$100,000 without the prior approval of a Majority in Interest of the Limited Partners. In addition, the consent of a Majority in Interest of the Limited Partners is required prior to the Partnership engaging in any Dilution Offering to raise capital for the acquisition of additional assets. See "Summary of the Partnership Agreement - Powers of the General Partner and Limited Partners' Voting Rights." The acquisition of additional assets may substantially increase the Partnership's monthly obligations and may result in increased personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. The Partnership's ability to incur additional indebtedness while the Loan is outstanding is restricted. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided in the immediately preceding paragraph.

                  Liability Under the Guaranty. For each Unit purchased, an Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which the Investor will personally guarantee 1% of the Partnership' s total obligations under the Loan which is equivalent to up to a $5,978.40 principal guaranty per Unit. Liability under the Guaranty may exceed $5,978.40 per Unit because the guaranty obligation per Unit also includes 1% of all accrued and unpaid interest, late payment penalties, and legal costs incurred by the Bank in collecting any defaulted payments. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. Limited Partners in the aggregate will guarantee 80% of the Loan, or up to $478,272. See "Proposed Activities - Acquisition of the Lithotripsy Systems" and "Proposed Activities - Funding for Partnership Activities." See "Terms of the Offering - Guaranty Arrangements - Liability Under the Guaranty" and "Terms of the Offering - Suitability Standards."

                  If Partnership operations generate sufficient revenues to enable the Partnership to make all payments under the Loan when due, no Limited Partner will be required to perform under his Guaranty. If a default occurs under the Loan, the Bank may, among other remedies, seek payment directly from the Limited Partners under the Guaranties. The Guaranties are a guaranty of payment and not of collection and require the Limited Partners to waive certain rights to which they might otherwise be entitled. As a result, the liability of the Limited Partners under the Guaranties is direct and immediate and not conditioned or contingent upon either the pursuit of any remedies against the Partnership or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Guaranties are a continuing guaranty that by their terms will survive the death, bankruptcy, dissolution or disability of a Limited Partner guarantor. A Limited Partner's liability under the Guaranty continues regardless of whether the Limited Partner remains a limited partner in the Partnership and is not affected or limited by any claims or offsets the Limited Partner may have against the Partnership or the General Partner. Except to the extent of their indirect equity interests in Partnership assets, the Limited Partners will not be personally liable for the Loan other than pursuant to the Limited Partner Guaranties. See "Proposed Activities - Funding for Partnership Activities," the Loan Commitment and the form of Guaranty Agreement attached as Appendix C.

                  Competition. Several competing fixed site and mobile lithotripters are currently operating in and around the Service Area in direct competition with the Partnership's Lithotripsy Systems, including competitors that are Affiliates of the General Partner. There is no assurance that additional parties will not, in the future, operate fixed-site or mobile lithotripters in and around the Service Area. To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. In addition, except as otherwise provided by law, neither the General Partner nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. Several ventures affiliated with the General Partner provide lithotripsy services near the Service Area. See "Prior Activities" and "Competition." Furthermore, the Partnership will be competing with facilities and individual medical practitioners who offer conventional treatment ( e.g., surgery) for kidney stones.

                  Limited Partner Restrictions. The Partnership Agreement severely restricts the Limited Partners' ability to own interests in competing equipment or ventures, other than interests held by the General Partner or its Affiliates. The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Limited Partners may not successfully compete with the Partnership. See "Summary of the Partnership Agreement - Noncompetition Agreement and Confidential Information."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation". These laws and regulations may adversely affect the economic viability of the Partnership. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject the General Partner and all Limited Partners to governmental scrutiny and/or felony prosecution and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, in January, 1998, HCFA published proposed Stark II regulations. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to contracting hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as interpretive authority, then the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the General Partner believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs.

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute have been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership. If this occurs, the General Partner is obligated either to purchase or cause the sale of the Partnership Interests of all of the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  To the best knowledge of the General Partner, no certificate of need ("CON") will be required to operate on a wholesale basis in Kentucky, meaning the Partnership will lease the Lithotripsy Systems to hospitals, which will in turn be responsible for providing the lithotripsy services and for billing. Various licensure and registration requirements must be met for the Partnership to provide mobile lithotripsy services in Kentucky. The Partnership will seek to comply with all such requirements. Kentucky law requires that physician Limited Partners must treat their own patients on the Lithotripsy Systems. See "Regulation - State Regulation".

                  Contract Terms and Termination. The General Partner will attempt to assign to the Partnership up to six Service Contracts. The Service Contracts require the General Partner to make lithotripsy equipment available at the Contract Hospitals. The Contract Hospitals generally pay the General Partner a fee for each lithotripsy procedure performed at that Contract Hospital. Three of the Service Contracts grant the General Partner the exclusive right to provide lithotripsy services at the particular Contract Hospital, however, all of the Service Contracts have very short-terms ranging from less than a month to approximately one and one-half years. In any event, most of the Service Contracts may be terminated without cause upon 90 days written notice by either party at anytime. Two of the Service Contracts are presently continuing on a month-to-month basis. No assurance can be given that the General Partner will be successful in negotiating transfers of the Service Contracts to the Partnership or procuring new agreements with any Contract Hospitals. In addition, no assurance can be given that current Service Contracts will be renewed upon their respective renewal dates or that the resulting impact to the Partnership from any cancellation would not have a materially adverse effect on the Partnership's operations. While the Partnership will seek to expand its operations by contracting with additional health care facilities for the purpose of providing lithotripsy services, whether the Partnership will be successful in negotiating new contracts on financial terms comparable to those in the existing Service
Contracts, or at all, is uncertain. See "Risk Factors - Operating Risks - Competition" and "Proposed Activities - Service Contracts." Thus, no assurance can be given that Partnership operations as planned on the date of this Memorandum will occur as herein described or contemplated, and the termination of a significant number of Service Contracts or the Partnership's inability to secure new ones could have a severely negative impact on the financial condition and results of the Partnership.

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors, including but not limited to the Bank. See "Risk Factors - Operating Risks - Liability Under the Guaranty." Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  Year 2000 Compliance. The now familiar "Year 2000 Issue" arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of "19." If not corrected, many computer applications could fail or create erroneous results on January 1, 2000. The extent of the potential impact of the Year 2000 Issue is not yet known, and if not timely corrected, it could affect the global economy. The General Partner has made an assessment of the Partnership's Year 2000 Issue risks and has concluded that the risks include the following: (i) operation of the Lithotripsy Systems may be adversely affected; (ii) third party payors may be adversely affected resulting in delays in payment to the Partnership; (iii) facilities served by the Lithotripsy Systems may be adversely affected resulting in a cessation of service to the affected facilities; and (iv) the Partnership's internal information systems, including its accounting system, may be adversely affected resulting in record keeping and accounting delays. Storz, the manufacturer of the Modulith(R) SLX-T, has assured Prime that its lithotripters will be Year 2000 compliant, in all necessary respects, i.e., that they will continue to operate normally after January 1, 2000. The General Partner cannot predict with certainty whether such will be the case or the effects of noncompliance. No assurances have been forthcoming from Dornier, the manufacturer of the HM-3 lithotripter. The General Partner has not inquired as to the Year 2000 readiness of any other lithotripter manufacturer, insurance company or any facility the Partnership intends to serve, but is relying that such third parties will be Year 2000 compliant. The General Partner anticipates that the internal information systems, including accounting systems, that it will use for Partnership purposes will be Year 2000 compliant by the end of 1999, although no assurance can be given that such will be the case. The Partnership currently has no contingency plans in the event that any of the above-described risks is realized. In the event that any of the above-described risks are realized, or any other, unanticipated Year 2000 Issue problems arise, the Partnership could be forced to cease its operations for an indefinite period of time while the Year 2000 problems are remedied, at a cost which cannot be accurately predicted at this time. Any such interruption in Partnership operations would adversely affect Partnership revenues.

                  Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Lithotripsy Systems or the Partnership. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of its Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX E TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR IN-DE-PEN-DENT-LY CONSULT HIS PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN COUNSEL'S OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND COUNSEL'S OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  INVESTORS SHOULD NOTE THAT THE UNITS ARE BEING MARKETED BY THE GENERAL PARTNER AS AN ECONOMIC INVESTMENT AND THAT THE GENERAL PARTNER ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE PARTNERSHIP TO ACHIEVE TAX BENEFITS AS THE GENERAL PARTNER ANTICIPATES, AND THE FINANCIAL PROJECTIONS FORECAST, SIGNIFICANT PARTNERSHIP TAXABLE INCOME THROUGHOUT THE TERM OF THE PARTNERSHIP.

                  Possible Legislative or Other Actions Affecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited part-ner-ship such as the Part-ner-ship may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Part-ner-ship each Investor should consult with his personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and health care treatment centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and Counsel have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Partnership Allocations. The Part-ner-ship Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of part-ner-ship allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Part-ner-ship Agreement would be sustained for federal income tax purposes. Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. The Partnership will also incur significant up-front capital costs that may have to be paid out of the Partnership's revenues. Because of the circumstances outlined above, if Partnership cash flow falls substantially below the estimates as set forth in the Financial Projections, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Part-ner-ship's income, if any, attributed to him without receiving from the Part-ner-ship sufficient Distributions to pay the Limited Partner's tax with respect to such income.

                  Effect of Classification as Corporation. The Partnership will not seek a ruling from the Service concerning the tax status of the Partnership. It is the opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Partnership so elects. The Partnership will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Partnership intends to rely on the legal opinion of Counsel, the Service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Partnership being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units.

                  Counsel's opinion discussed above relies upon recently promulgated Treasury Regulations. Treasury Regulation Section 301.7701-2 provides that certain domestic eligible entities, including partnerships formed pursuant to state law, will be taxed as partnerships so long as the entity has not made an election to be taxed as a corporation. Domestic eligible entities with at least two members may choose to be classified as either a partnership or a corporation for federal income tax purposes. As the Partnership will have at least two members and will be formed pursuant to the Act, the Regulations will treat the Partnership as a domestic eligible entity that may choose partnership status for federal income tax purposes. Therefore, it is anticipated that on the Closing Date, Counsel will render its opinion that as long as the Partnership does not elect otherwise, the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. If during any taxable year there is a material change in the law or in the circumstances surrounding the Part-ner-ship, the Part-ner-ship may be classified as an association taxable as a corporation. If that occurs, the Part-ner-ship could be taxed on its profits and at rates which may be higher than those imposed on individuals. Any Part-ner-ship losses would only be deductible by the Part-ner-ship, rather than being allocated among the Partners and deductible by Limited Partners on their federal income tax returns. See "Passive Income and Losses." Cash Distributions to Limited Partners would be treated as dividends to the extent of current and accumulated earnings and profits of the Part-ner-ship, and Distributions in excess thereof would be treated as a nontaxable return of capital to the extent of the Limited Partner's basis in his Part-ner-ship Interest, while the remainder would be treated as capital gain, provided the Limited Partner' s interest in the Part-ner-ship is a capital asset.

                  The General Partner, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. The Partnership expects and the Financial Projections forecast that the Partnership will realize taxable income and not taxable losses during its first five full years of operation. Nevertheless, if certain assumptions upon which the Financial Projections are based do not materialize, there can be no assurance that the Partnership will not realize taxable losses, in which event the use of such losses by the Limited Partners will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Partnership against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. The Financial Projections assume that the Part-ner-ship will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any newly acquired equipment. Further, the Financial Projections assume that any newly purchased equipment will be placed into service after January 1, 2000 but prior to October 1, 2000, and that the mid-year convention will apply. In such case, the Partnership will claim only a half year of depreciation in its first year of operations. If the Lithotripsy Systems are placed in service after October 1, the mid-quarter convention may apply to the Lithotripsy Systems which would require the Partnership to claim only one-eighth of the depreciation that would otherwise be allowable if the Lithotripsy Systems had been in service during an entire year after its first year in service. In addition, the estimated $33,840 of Kentucky sales and use taxes paid by the Partnership on the lithotripters, the mobile transport vehicles and the tractor truck used for such Lithotripsy Systems will be treated as part of their cost for depreciation purposes. It is anticipated that any additions or improvements to the Lithotripsy System will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Lithotripsy Systems) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Part-ner-ship Elections. The Code permits part-ner-ships to make elections for the purpose of adjusting the basis of part-ner-ship property on the distribution of property by a part-ner-ship to a partner and on the transfer of an interest in a part-ner-ship by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Part-ner-ship Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership' s assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Part-ner-ship 's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Partnership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Part-ner-ship Agreement, the General Partner, in its discretion, may make the requisite election necessary to effect such adjustment in basis. The Partnership Agreement also grants the General Partner discretion to make other types of elections which could affect the Limited Partners.

                  Sale of Partnership Units. Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited part-ner-ship interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Part-ner-ship include the Limited Partner's share of the ordinary income that the Part-ner-ship would realize as a result of the recapture of depreciation (as described above) if the Part-ner-ship had sold Partnership depreciable property immediately before the Limited Partner sold his Partnership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Tax Treatment Of Certain Fees and Expenses Paid By The Part-ner-ship. Under the Code, a part-ner-ship expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the part-ner-ship is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the part-ner-ship is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of part-ner-ship property (or part-ner-ship loans) and deducted over a period of time as the property (or part-ner-ship loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the part-ner-ship, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses -- expenditures paid or incurred in promoting the sale of interests in the partnership, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted;
(6) part-ner-ship distributions -- payments to partners representing distributions of part-ner-ship funds, which may be neither capitalized, amortized nor deducted; (7) start-up expenses -- expenditures incurred by a part-ner-ship during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to partners -- payments to partners for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

                  Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by a part-ner-ship for services. In particular, new Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

                  All expenditures of the Part-ner-ship must constitute ordinary and necessary business expenses in order to be deducted by the Partnership when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Part-ner-ship on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Part-ner-ship.

                  Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Part-ner-ship, the Management Agent and the General Partner are entities to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Partnership's proposed tax treatment of such items.

                  The General Partner believes the payments to it and its Affiliates are customary and reasonable payments for the services rendered by them to the Part-ner-ship; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel which would give Counsel reasonable cause to question the General Partner's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

                  The Partnership will incur certain legal, accounting, and other expenses related to its formation. Under current federal income tax law, no deduction is allowed for expenses relating to the foregoing and such expenses must be capitalized. Consequently, no Partner will be allocated any portion of such capitalized expenses. It is expected that these expenses will be paid out of the proceeds of the Offering and Partnership Cash Flow.

                  Organizational and Syndication Expenses. Section 709 of the Code permits certain costs relating to the organization of a partnership to be amortized over a period of not less than 60 months, but prohibits a partnership from deducting or amortizing those costs of forming the partnership that do not strictly relate to the organization of the partnership, or that are incurred to promote the sale of partnership interests (i.e., syndication expenses). The Regulations provide definitions for organizational expenses that are deductible and syndication expenses that must be capitalized and explain how the amortization election is made. Organizational expenses include legal fees for services incident to the organization of a partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership and filing fees. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Partnership intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this Memorandum and to the offering of the Units in the Partnership, as nondeductible, nonamortizable syndication expenses.

                  The Partnership intends to amortize, over a 60-month period, that portion of the costs of forming the Partnership that is attributable to the organization of the entity, pursuant to the Regulations. The Service may take the position that some portion or all of these costs relate to matters other than the organization of the Partnership and fail to qualify as amortizable expenses under Section 709 and, therefore, must be capitalized rather than deducted. The General Partner believes that the various expenses have been properly characterized. Because the allocation of these expenses is a factual question, Counsel cannot predict the outcome should the character of certain expenses be challenged on audit.

                  Investors will economically bear their respective proportionate share of organizational and syndication expenses as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

                  Start-Up Expenditures. Section 195 of the Code permits costs relating to the investigation and establishment of an active trade or business to be amortized over a period of not less than 60 months. The Partnership intends to amortize, over a 60-month period, that portion of the costs incurred by the Partnership prior to the time the business of the Partnership commences that are attributable to the investigation and establishment of such business. The Service may take the position that some portion or all of these costs relate to matters other than the investigation and establishment of the Partnership's business and fail to qualify as amortizable expenses under Section 195 and, therefore, must be capitalized rather than deducted. The General Partner believes that the various expenses have been properly characterized. Because the allocation of these expenses is a factual question, Counsel cannot predict the outcome should the character of certain expenses be challenged on audit.

                  Investors will economically bear their respective proportionate share of start-up expenditures as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

                  Management Fee to General Partner. The Partnership will pay the Management Agent a monthly management fee equal to the greater of 7% of Partnership Cash Flow per month or $8,000 per month. The management fee will be paid to the Management Agreement for the time and attention to be devoted by it for supervising and coordinating the management and administration of the Partnership's day-to-day operations pursuant to the terms of the Management Agreement, the form of which is attached to this Memorandum as Appendix D. The Partnership intends to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the Management Agent is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his own attorney or tax advisor regarding the effect of state and other local taxes on his personal situation.

                  Conflicts of Interest. The activities of the Part-ner-ship will give rise to numerous immediate and potential conflicts of interest between the Part-ner-ship and the General Partner and its Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "General Partner," "Competition," and "Conflicts of Interest."

                  Purchases by General Partner and its Affiliates. The General Partner and its Affiliates may purchase up to 50 Units. As holders of limited partner interests, the General Partner and its Affiliates are likely to have interests which conflict with those of other Limited Partners. In addition, substantial purchases of Units by the General Partner and/or its Affiliates may limit the ability of the other Limited Partners to exercise voting rights granted by the Partnership Agreement. Substantial purchases of Units by the General Partner may also limit the General Partner's financial capacity to fulfill other financial obligations to or on behalf of the Partnership.

                  No Participation in Management. The General Partner has full authority to supervise the business and affairs of the Part-ner-ship. Except as otherwise provided in the Partnership Agreement or the Act, the Limited Partners will have no right to participate in the management, control or conduct of the Partnership's business and affairs. The General Partner, its employees and their Affiliates are not required to devote their full time to the Part-ner-ship's affairs and intend to devote substantial time and effort in organizing and operating partnerships and other medical enterprises throughout the United States that are similar to the Partnership. The General Partner will devote such time to the Partnership' s business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Counsel, attached hereto as Appendix E.

                  Ability of the General Partner to Effect Fundamental Changes. The General Partner, with the prior approval of a Majority in Interest of the Limited Partners, has the authority under the Partnership Agreement to effect transactions that could result in the termination or reorganization of the Partnership, a total or partial dilution of the Limited Partners' interests in the Partnership, and/or the exchange of interests in another enterprise for the limited partnership interests held by the Limited Partners. See "Summary of the Partnership Agreement - Fundamental Changes."

                  Limited Partners' Obligation to Return Certain  Distributions.
Except as provided by other applicable law and provided that a Limited Partner does not participate in the management or control of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his Guaranty and his ratable share of undistributed profits. However, under Section 362.475 of the Kentucky Revised Uniform Limited Partnership Act (the "Act"), a Limited Partner shall be liable for a period of up to six years to return to the Partnership any distributions (without interest) received from the Partnership representing a return of any part of his capital contribution in violation of the Partnership Agreement or the Act, but only to the extent necessary to discharge Partnership liabilities incurred during the period the contribution was held by the Partnership. Similarly, a Limited Partner shall be liable for a period of one year for any such distributions not in violation of the Partnership Agreement or Act. The Act also restricts distributions if, after giving effect to such distributions, all liabilities of the Partnership, other than liabilities as to Partners on account of their Partnership Interests, exceed the fair value of the Partnership's assets.

                  Dilution of Limited  Partners'  Interests.  The "Net  Tangible
Book Value" of the Units purchased will, immediately after the Offering and the funding of the Partnership by the Limited Partners, be less than the price at which Units were offered. The "Net Tangible Book Value" of the Units may be regarded as the value of the Units after deduction of organization expenses of the Part-ner-ship, Offering expenses and other amounts, other than capital expenditures, paid or to be paid by the Part-ner-ship out of the proceeds of this Offering. Accordingly, if the Part-ner-ship were to be liquidated immediately after the Offering and funding, each Limited Partner would receive an amount equal to the amount paid by him for Units less his pro rata share of the organization and Offering expenses and other amounts paid by the Part-ner-ship out of the Offering proceeds. In addition, the General Partner, with the prior approval of a Majority in Interest of the Limited Partners, has the authority under the Partnership Agreement to cause the Partnership to issue, offer and sell additional limited partnership interests in the future (a "Dilution Offering"). Upon the successful closing of a Dilution Offering, the Percentage Interests of the Limited Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

                  Financial Projections. The Financial Projections contain data that are the General Partner's estimate of possible, but not necessarily the most likely, results of the Part-ner-ship's operations and represent a prediction of future events based on assumptions that may or may not occur and should not be relied upon to indicate the actual results that will be attained. Whether the Partnership will be able to operate under the Service Contracts, the results of such operations and its ability to take advantage of additional treatment opportunities has not been determined. Further, no assurance can be given that the results of Partnership operations under the Service Contracts, if any, will favorably compare to those of the General Partner and the differences could be materially adverse. The Financial Projections begin on the Closing Date and reflect five full twelve-month tax years; thus, they will not accurately reflect the consequences of the first tax year of operations, which will be less than a full twelve-month period. Investors should carefully review the notes to the Financial Projections, which contain various assumptions and other information concerning the data therein. The General Partner believes that the underlying assumptions provide a reasonable basis for the projections, but some assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of the Financial Projections. Accordingly, the actual results achieved during the projected periods will vary from the Financial Projections and the variations may be material. Furthermore, to the extent the Financial Projections reflect taxable income and loss, Service audit adjustments could adversely affect the timing and the amount of deductions that the Part-ner-ship plans to claim. See "Proposed Activities - Operation of the Lithotripsy Systems" and the Financial Projections attached hereto as Appendix A.

                  Long-term Investment. The General Partner anticipates that the Partnership will operate the Lithotripsy Systems for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

                  Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Part-ner-ship Agreement and the Subscription Agreement, and the consent of the General Partner is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units may not be transferred unless the Part-ner-ship is furnished with an opinion of counsel, satisfactory to the Part-ner-ship and the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Part-ner-ship will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Part-ner-ship in the event of an emergency, and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner. See "Risk Factors - Tax Risks - Sale of Partnership Units." Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Arbitrary Offering Price. The offering price of the Units has been arbitrarily determined by the General Partner based upon, among other things, its expectations concerning the financial needs for the Part-ner-ship's anticipated operations, the availability of financing, the cost of organizing the Part-ner-ship, the cost of the Lithotripsy Systems and other matters. The offering price of the Units is not necessarily indicative of their value and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner for errors in judgment or other acts or omissions in connection with the Partnership, except for those involving willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. The Loan documents will require the General Partner to cause the Lithotripsy Systems to be covered by insurance for losses due to fire and other casualties under policies customarily obtained for properties of this type. Prime Medical Services, Inc. ("Prime"), the indirect sole shareholder of the General Partner, maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies will be amended to include the Partnership and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership will be responsible for its share of premium costs. In addition, there are certain types of losses that are either uninsurable or are not economically insurable. Should such losses occur with respect to the operation of the Lithotripsy Systems, or should losses exceed insurance coverage limits, the Part-ner-ship could suffer a loss of the capital invested in the Lithotripsy Systems and any anticipated profits from its investment.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, the General Partner has the option (which it may assign to the Partnership in its sole discretion) to purchase all the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligations under the Guaranty. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the lesser of (a) the fair market value of the Partnership Interest to be purchased or (b) the Limited Partner 's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets or amounts due and payable to the Partnership as account receivables, and as reduced by depreciation deductions claimed by the Partnership for tax purposes), and in certain cases the assumption of the Limited Partner's Guaranty, if any. Although it is anticipated that the Partnership will use the accrual method of accounting, the cash method will be used for determining the capital account value option purchase price discussed herein. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the capital account value option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (x) purchase the Partnership Interests of all of the Limited Partners for an amount equal to the lesser of the fair market value or book value or (y) dissolve the Partnership. See the Partnership Agreement attached hereto as Appendix B, "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests," and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                  Financial Resources of the General Partner. The General Partner will guarantee 20% of the Partnership's total obligations under the Loan (up to a $119,568 principal guaranty). In addition, if the General Partner purchases Units as allowed by this Offering, for each Unit the General Partner purchases the General Partner will be required to guarantee the Loan on the same terms as any other Unit purchaser. The General Partner was formed under the laws of the State of New York and has fairly illiquid assets. See "Prior Activities" and "General Partner."

                  Lithotripsy Systems Location. The Management Agent will negotiate on behalf of the Partnership with various licensed health care facilities located in the Service Area regarding operating the Lithotripsy Systems at their facilities. There can be no assurance that any such commitment will be forthcoming on terms acceptable to the Partnership. After consultation with the local Medical Advisory Board and the local Medical Director appointed by the General Partner, and taking into consideration any obligations under the Service Contracts, the travel itinerary for the Lithotripsy Systems will be determined by the General Partner. See "Proposed Activities - Operation of the Lithotripsy Systems."

          Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the Kentucky Revised Uniform Limited Partnership Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, partnership corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

     Bank. First Citizens Bank & Trust Company, or its successor in interest.

     Capital Account. The Partnership capital account of a Partner as computed pursuant to Article XII of the Partnership Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article VII of the Partnership Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing. The admission to the Partnership as Limited Partners of Investors subscribing for Units.

                  Closing Date. The date of the Closing, which is scheduled to occur on January 31, 2000 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein and the approval of the Liquidation), unless extended at the discretion of the General Partner for a period up to 180 days.

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Contract Hospitals. The hospitals and health care facilities to which the General Partner provides lithotripsy services pursuant to the Service Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

                  Dilution Offering. Pursuant to the terms of the Partnership Agreement, the future offering of additional limited partnership interests in the Partnership by the General Partner. Any such offering generally will proportionally reduce the existing Percentage Interests of the then current Partners in the Partnership; provided, however, that the General Partner may avoid dilution by either making a proportional additional capital contribution or buying units in a Dilution Offering.

     Distributions. Cash or other property, from any source, distributed to the Partners.

     Escrow Agent. First Citizens Bank & Trust Company, or its successor in interest.

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Projections. Projections of Partnership revenue, cash flow, income, loss, and sources and uses of funds, and of Partnership return per Unit, attached hereto as Appendix A, which have been prepared by the General Partner based upon the assumptions stated therein.

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription.

     General Partner. The general partner of the Partnership, Prime Lithotripter Operations, Inc., a New York corporation and a wholly-owned subsidiary of Prime.

                  Guaranty. The Guaranty Agreement in the form included in the Subscription Packet accompanying this Memorandum pursuant to which each Limited Partner will guarantee a portion of the Partnership's obligations to the Bank under the Loan.

     Initial Limited Partner. Joseph Jenkins, M.D., a resident of North Carolina and an officer of the General Partner. The Initial Limited Partner is to be the only limited partner of the Partnership until such time as the Limited Partners are admitted to the Partnership on the Closing Date, at which time the Initial Limited Partner will withdraw from the Partnership.

                  Investors.  Potential purchasers of Units of the Partnership.
                  ---------

                  Limited Partners. The Limited Partners are those Investors in the Units admitted to the Partnership and any person admitted as a substitute Limited Partner in accordance with the provisions of the Partnership Agreement.

                  Lithotripsy Systems. The mobile transport vehicles (including the used trailer) with the installed and operational Storz Modulith(R) SLX-T and Dornier HM-3 lithotripters.

                  Loan. The loan of up to $597,840 from the Bank to the Partnership. Loan proceeds will be used by the Partnership to (i) acquire one new lithotripter (estimated at $400,000), (ii) acquire and upfit one new mobile vehicle (estimated at $70,000), (iii) acquire one used Dornier HM-3 lithotripter (estimated at $60,000); (iv) acquire one used trailer to house the Dornier HM-3 lithotripter (estimated at $21,500); (v) acquire one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter (estimated at $12,500) and (vi) pay state sales and use taxes on the purchases of the lithotripters, mobile transport vehicles and tractor truck (estimated at $33,840). The Loan will be secured by the Lithotripsy Systems, the Partnership's accounts receivable and other Partnership assets, the guaranty of the General Partner, and the Limited Partner Guaranties.

                  Loan Agreement . The Future Advance Loan Agreement to be entered into between the Partnership and the Bank to evidence the Loan. The form of the Future Advance Loan Agreement is an exhibit to the Loan Commitment which is attached hereto as Appendix C.

     Loan Commitment. The commitment to the Partnership dated December 13, 1999 attached hereto as Appendix C, pursuant to which the Bank has agreed to fund the Loan.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Majority in Interest. Limited Partners holding more than 50% of the Percentage Interests held by Limited Partners.

     Management Agent. Lithotripters, Inc., a North Carolina corporation and an Affiliate of the General Partner.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

                  Modulith(R) SLX-T. The new Storz Modulith(R) SLX Transportable ("SLX-T") model extracorporeal shock-wave lithotripter manufactured by Storz. It is anticipated that the Partnership will acquire one new Modulith(R) SLX-T lithotripter with the proceeds of the Loan.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Sections 1.704-2(b)(3), 1.752-1(a)(2) and 1.752-2.

                  Offering.  This offering of Units.
                  --------

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership. Western Kentucky Lithotripters Limited Partnership, a Kentucky limited partnership.

                  Partnership Agreement. The Partnership's Agreement of Limited Partnership, the form of which is attached to this Memorandum as Appendix B, as the same may be amended from time to time.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to the Partnership, (iii) capital expenditures of the Partnership, and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partnership Refinancing Proceeds. The cash realized from the re-financing of Partnership assets after retirement of any secured loans and less (i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of a Limited Partner by reference to his Unit ownership based upon the Limited Partners holding an aggregate 80% Percentage Interest in the Partnership, with each Unit sold representing an initial 1% interest. The General Partner will own a 20% Percentage Interest in the Partnership. The Percentage Interest may be set forth in the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner. The Percentage Interest of existing Limited Partners will be reduced in the event of a future Dilution Offering. The General Partner may avoid dilution by either making a proportional additional capital contribution or buying units in a Dilution Offering.

     Prime. Prime Medical Services, Inc., a publicly held Delaware corporation and the sole shareholder of the General Partner, Management Agent and Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, and member of the National Association of Securities Dealers, Inc. The Sales Agent is an Affiliate of the General Partner.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Service.  The Internal Revenue Service.
                  -------

                  Service Area. The geographic region in which Partnership operations are expected to be conducted and which is anticipated to consist primarily of the following Kentucky counties: Christian County, Daviess County, Henderson County, Hopkins County, McCracken County and Warren County. The General Partner has sole discretion to expand the Service Area.

                  Service Contracts. The lithotripsy service agreements entered into by the General Partner pursuant to which the General Partner provides lithotripsy services to the Contract Hospitals.

              Storz.  Karl Storz Lithotripsy-America, Inc. and its Affiliates.
                  -----

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the Limited Partners in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be distributed to and completed by Investors in connection with their subscription for Units.

                  Units. The 80 equal limited partner interests in the Partnership offered pursuant to this Memorandum for a price per Unit of $2,500 in cash, plus 1% in guaranties of the Partnership's obligations under the Loan (up to a $5,978.40 principal Loan guaranty per Unit).

                  The Partnership was recently formed under the laws of the State of Kentucky, has no material assets or liabilities and has not commenced operations. The General Partner of the Partnership is Prime Lithotripter Operations, Inc., a New York corporation. See "General Partner." The Partnership was formed to acquire one new lithotripter and one used lithotripter for the lithotripsy of renal stones. The new lithotripter will be transported from site to site by a new mobile vehicle and the used lithotripter will be housed in a used trailer pulled by a used tractor truck to enable the Partnership to provide lithotripsy services at various locations in the Service Area. The Partnership intends to begin lithotripsy operations as soon as possible after the Closing of the Offering and the acquisition of the Lithotripsy Systems. See "Proposed Activities." The initial principal executive office of the General Partner and the Partnership is located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746.

                  The Units and Subscription Price. Western Kentucky Lithotripters Limited Partnership, a limited partnership formed under the laws of the State of Kentucky, hereby offers an aggregate of 80 Units of limited partner interest in the Partnership. Each Unit represents an initial 1% economic interest in the Partnership. Investors should note that their initial Percentage Interests in the Partnership may be reduced by future Dilution Offerings. See "Summary of the Partnership Agreement - Dilution Offerings" and the form of Partnership Agreement attached hereto as Appendix B. The price for each Unit is $2,500 in cash and a 1% personal guaranty of the Partnership's obligations under the Loan (up to a $5,978.40 principal guaranty obligation per Unit). See "Terms of the Offering - Guaranty Arrangements." At subscription, each Limited Partner must pay the cash Unit purchase price and execute and deliver a Guaranty to the Sales Agent. Each Investor may purchase not less than one Unit. The General Partner may, in its sole discretion, permit the Partnership to sell a limited number of fractional Units as a minimum investment and to reject in whole or in part any subscription. Rejected subscription funds (without interest) and the executed Guaranty will be returned promptly to the rejected Investor. Purchases of fractional Units will be in increments of 1/2 Units at a price of $1,250 in cash and up to a $2,989.20 Guaranty (0.5% of the Partnership's obligations under the Loan) per each 1/2 Unit. The General Partner and its Affiliates may purchase fractional Units in multiples other than 1/2 Units for a proportional purchase price. See "Risk Factors - Operating Risks - Liability Under the Guaranty."

                  The Offering. By this Offering the Partnership seeks to sell in the aggregate 80 Units for $200,000 in cash ($180,000 net of Sales Agent's commissions) and up to $478,272 in personal guaranties of Partnership principal obligations under the Loan. In the event subscriptions for all 80 Units are received and accepted by the General Partner on the Closing Date, all subscription funds (plus interest) and Guaranties held in escrow will be released to the Partnership. If complete subscriptions for all 80 Units are not received and accepted during the subscription period as defined in "Subscription Period" below, the Offering will be terminated and all subscription funds (plus interest) and Guaranties will be returned to the Investors. In order to successfully close the Offering, the General Partner reserves the right for it or any of its Affiliates to purchase up to 50 Units in order to meet the full subscription amount of 80 Units. The purchase of Units by the General Partner or its Affiliates will be on the same terms and conditions as any other Investor, except that (i) their Unit purchase price will be reduced by the savings to the Partnership attributable to no commissions being payable to the Sales Agent on the transaction, and (ii) the General Partner and its Affiliates may purchase fractional Units in multiples other than 1/2 Unit for a proportional purchase price. See "Risk Factors - Other Investment Risks - Purchases by the General Partner and its Affiliates." All subscription funds and Guaranties will be held in an interest bearing escrow account until the Closing or the termination of the Offering. See "Risk Factors" and the Loan Commitment attached hereto as Appendix C.

                  Subscription Period. The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on January 31, 2000 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

                  Acceptance of Subscriptions. To enable the Bank and the General Partner to make credit and investor decisions, respectively, the prospective Investor must complete and deliver to the General Partner a Purchaser Financial Statement in the form included in the Subscription Packet accompanying this Summary, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective Investor's most recently filed Form 1040 U.S. Individual Income Tax Return. An Investor whose subscription is received and accepted by the General Partner and by the Bank (for purposes of the Guaranty) will become a Limited Partner in the Partnership on the Closing Date. See "Guaranty Arrangements." Subscriptions may be rejected in whole or in part by the General Partner and need not be accepted in the order received. The General Partner reserves the right to reduce any subscriptions, to accept subscriptions for less than a full Unit in satisfaction of the minimum investment requirements, and to allocate subscriptions received in the event the Units are oversubscribed. To the extent the General Partner reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price and Guaranty will be proportionately refunded and reduced. If the General Partner elects to terminate the Offering or if all 80 Units are not timely sold as provided above under "The Offering," all subscription funds (plus interest) and Guaranties will be returned in full within 30 days of such termination. Notice of acceptance of an Investor's subscription to purchase Units, his Percentage Interest in the Partnership and his liability under the Guaranty, will be furnished promptly after the Closing.

                  Closing Date. On the Closing Date, subscriptions to purchase all 80 Units acceptable to the Partnership as provided herein will be accepted and the Investors whose subscriptions were accepted will be admitted as Limited Partners to the Partnership, and the subscription funds and Guaranties will be released from escrow to the Partnership.

                  Each Investor will be required to execute a Guaranty as a part of his subscription. Each Limited Partner will have substantial exposure under his Guaranty. See "Risk Factors - Liability Under the Guaranty." The following summary of certain provisions of the Guaranty does not constitute legal advice. The form of the Guaranty is set forth in the Subscription Packet accompanying this Memorandum and should be reviewed carefully by prospective Investors and their counsel.

                  Liability Under the Guaranty. Each Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which he will personally guarantee the payment by the Partnership of a portion of its obligations to the Bank under the Loan. The Limited Partners will guarantee 80% of such obligations in the aggregate, which includes a principal guaranty obligation of up to $478,272. For each Unit purchased, an Investor will be required to guarantee 1% of the Partnership's total obligations under the Loan, which is equivalent to up to a $5,978.40 principal obligation guaranty per Unit. Liability under the Guaranty may exceed $5,978.40 per Unit because the guaranty obligation per Unit includes not only principal, but also 1% of all accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting any defaulted payments. See "Proposed Activities - Funding for Partnership Activities."

                  The amount of the Limited Partners' Guaranties will be proportionately reduced from time to time to the extent of the payments made by the Partnership under the Loan. Interest-only will be payable monthly during the first six months of the Loan. At the end of the first six months, the outstanding Loan principal, plus accrued interest, will be payable over 36 monthly installments as provided below. The amount of each of the first 35 equal monthly installments of principal and interest will be equal to the monthly payment resulting from amortization of the outstanding Loan principal over 36 months, assuming a fixed 10% per annum interest rate. A final payment of all outstanding principal and accrued interest will be payable in the 36th month. The 10% interest rate, as provided above, is used only for purposes of calculating the amount of the equal monthly installments over the 35 month period. Loan interest shall actually accrue at the Bank' s Prime Rate, as the same may change from time to time. Pursuant to a formula set forth in the Loan promissory note, prepayments of Loan principal must be made annually out of Partnership Cash Flow until the Loan is paid in full. The General Partner anticipates that Loan principal prepayments will reduce the term of the Loan, and the projections forecast a term of 27 months based on projected operations. Assuming the Partnership borrows $597,840 under the Loan Agreement, the regular monthly installment payments of principal and interest for the term of the Loan after the initial six months will be equal to $19,291 per month. See "Proposed Activities - Funding for Partnership Activities" and the Financial Projections attached hereto as Exhibit A.

                  If Partnership operations generate sufficient revenues to enable the Partnership to make all payments under the Loan to the Bank when due, such payments will be sufficient to repay the Bank fully over the term of the Loan, and no Partner will be required to perform under his Guaranty. However, a default by the Partnership, the General Partner or the Limited Partners under the Loan or the Guaranties will entitle the Bank to exercise one or more of the following remedies: (i) declare all principal payments and accrued interest immediately due and payable; (ii) foreclose on its security interest in the Partnership 's assets (including the Lithotripsy Systems and the Partnership's accounts receivable); and/or (iii) seek payment directly from the Limited Partners under the Guaranties. Events of default include the following: (i) default in the payment or performance of any obligation, covenant or liability contained or referred to in the Loan documents, including the Guaranties, unless remedied to the reasonable satisfaction of Bank within 30 days; (ii) any warranty, representation or statement made or furnished to the Bank by or on behalf of the Partnership or any of its guarantors (including the Limited
Partners) proving to have been false in any material respect when made or furnished; (iii) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy, seizure or attachment thereof or thereon, which is not removed within 30 days; (iv) dissolution, termination of existence (or, in the case of an individual guarantor, death), insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Partnership or any guarantor which is not favorably terminated within 30 days; (v) the Partnership's failure to maintain its existence in good standing unless remedied within 30 days of notice by the Bank; (vi) the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of the Partnership is displaced of their authority in the conduct of their business or their business is curtailed; (vii) upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against the Partnership or any guarantor or upon the issuance of any writ or garnishment or attachment against any property of, debts due or rights of the Partnership or such guarantor to specifically include the commencement of any action or proceeding to seize monies of the Partnership or such guarantor on deposit in any bank account with the Bank, which is not removed or terminated within 30 days. However, any default by any one or more of the Partnership's guarantors under the above provisions applicable thereto, will only be an actionable default if one or more such defaulting guarantors either alone or in the aggregate guarantees 25% or more of the Loan, and provided further that the Bank has not, within twelve months of the occurrence of such guarantor's default, received, accepted and approved a substitute guaranty or guaranties from a party or parties acceptable to it in an amount greater than or equal to the amount of such defaulting guarantor's guaranties, or the Partnership has not made a prepayment of the Loan principal in an amount equal to the amount of the defaulting guarantor's guaranty. The Bank may also accelerate the Loan if it should deem itself, or its collateral, insecure or the payment or performance under the Loan impaired and may demand additional collateral at any time it deems the Loan to be insufficiently secured. As discussed below, under the terms of the Guaranties, Limited Partners will waive certain rights to which they might otherwise be entitled, and would be required to pay their share of the Bank's attorneys' fees and court costs if the Bank were successful in enforcing the Guaranties through a lawsuit. See "Proposed Activities - Funding for Partnership Activities" and the Loan Commitment and form of Loan Agreement attached as Appendix C.

                  The Guaranties are a guaranty of payment and not of collection. As a result, the liability of the Limited Partners under the Guaranties is direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Partnership or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Bank may accept any payment, plan for adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Partnership without in any way affecting or discharging the liability of the Limited Partners. Limited Partners will waive any right to require that an action first be brought against the Partnership, the General Partner, any other guarantor or any other person, or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Bank in favor of the Partnership or any other person. The Guaranty is a continuing guaranty that by its terms will survive the death, bankruptcy, dissolution or disability of a Limited Partner guarantor. A Limited Partner's liability under a Guaranty continues regardless of whether the Limited Partner remains a limited partner in the Partnership.

                  Under the terms of the Guaranties, the Limited Partners will expressly waive: (i) notice of acceptance of the guaranty and of extensions of credit to the Partnership; (ii) presentment and demand for payment of the Partnership's promissory note; (iii) protest and notice of dishonor or of default; (iv) demand for payment under the Guaranty; and (v) all other notice to which the Limited Partner might otherwise be entitled.

                  The principal liability of an Investor under the Guaranty will be up to $5,978.40 per Unit, an amount greater than the cash price of a Unit. Accordingly, each Investor should regard his exposure with respect to his investment in the Partnership to be his cash subscription ($2,500 per Unit) plus the amount for which he is personally liable under his Guaranty, up to $5,978.40 per Unit in principal, plus accrued and unpaid interest, as well as late payment penalties, legal fees and court costs. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. The Guaranty generally provides that within thirty days following the Bank' s determination that the Partnership is in default under the Loan, the Bank will send a notice to each Limited Partner (the "Notice") setting forth the Partnership's total Loan obligations as of the date of the Notice (inclusive of all interest, late payment penalties and legal costs incurred in connection with the enforcement of such obligation accrued but unpaid through such date), together with a statement of the amount which the Limited Partner is responsible for paying (the "Guaranty Amount"). Failure by the Bank to send the Notice in a timely fashion will not, however, release the Limited Partner guarantor from any liability under his Guaranty. The Notice will provide that unless the Bank receives payment of the Guaranty Amount from the Limited Partner within five business days following the date of the Notice, the Guaranty Amount will be increased by the Limited Partner's pro rata share (based on the number of guarantors who did not pay the Guaranty Amount within five days of the date of the notice) of any additional accrued but unpaid interest, late payment penalties and legal costs through the date such payment is made. Because each Guaranty runs directly from the Limited Partner to the Bank, claims or defenses the Limited Partner may have against the Partnership or the General Partner may not be used to avoid payment under the Guaranty. See the form of the Guaranty included in the Subscription Packet accompanying this Memorandum. See also "Terms of the Offering - Suitability Standards."

                  Approval of Bank. In addition to meeting the suitability requirements discussed below under "Suitability Standards," each Investor must be approved by the Bank for purposes of their delivery of the Guaranty. The Bank has established its own criteria for approving the credit-worthiness of Investors, either individually or as a group, and has not established objective minimum suitability standards. Instead, the Bank is empowered under the Loan Commitment to accept or reject any Investor. See "Risk Factors - Operating Risks
- Liability Under the Guaranty."

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act provided in
Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. Only a limited number of investors other than accredited investors, as such term is defined under Regulation D of the Securities Act may purchase Units hereunder. The suitability standards set forth below have been established in order to comply with the terms of these registration exemptions.

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. For purposes of analyzing his investment in the Partnership, each Investor should regard his exposure with respect to his investment to be his cash subscription plus the amount for which he is personally liable under his Guaranty. See "Terms of the Offering - Guaranty Arrangements." An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. The General Partner anticipates selling Units primarily to individual Investors; however, the General Partner reserves the right to sell Units to other entities, to sell Units to its Affiliates and to purchase Units for its own account. See "Terms of the Offering - General - The Offering." Because of the risks involved, the General Partner anticipates selling the Units only to individual Investors residing in Kentucky who it reasonably believes are "accredited investors" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell to a limited number of Investors who do not meet these criteria. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with his spouse) exceeds $1,000,000 at the time of subscription;

(2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

(3) An individual who has had with his spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

                  Individual Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Risk Factors" and "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet accompanying this Memorandum. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire, which will be made available to an Investor upon request.

                  Investors who meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so by following the instructions in the Subscription Packet accompanying this Memorandum. All information provided by Investors, including the information in the Purchaser Questionnaire and the Purchaser Financial Statement, will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership Agreement provides that no assignment of Units may be made if, in the opinion of counsel to the Partnership, an assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

                  Any assignment of Units or the right to receive Partnership Distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under the Guaranty. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, (ii) the submission of certain documents, and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Interest - Restrictions on Transfer of Partnership Interests."

                  Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent. The Sales Agent is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" all or none basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent may be engaged in other similar offerings on behalf of the Affiliates of the General Partner during the pendency of this Offering and in the future. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws.

                  As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold. No commission is payable to the Sales Agent unless all 80 Units are sold as provided herein, and a successful Closing has occurred. In addition, no commission will be payable with respect to Units sold to the General Partner or its Affiliates. No other commissions will be paid in connection with this Offering. Subject to the conditions provided above, the Sales Agent may be reimbursed by the Partnership for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $10,000. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his decision to purchase Units.

                  The General Partner reserves the right for it and its Affiliates (including the Sales Agent) to acquire Units for their own account, and the General Partner and its Affiliates may purchase up to 50 Units in order to meet the full subscription amount of 80 Units required to successfully close the Offering. See "Terms of the Offering - General - The Offering" and "Risk Factors - Other Investment Risks - Purchases by General Partner and its Affiliates."

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on January 31, 2000 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein and the consummation of the Liquidation), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days. Investors whose subscriptions have been accepted will not be admitted as Limited Partners to the Partnership until all 80 Units are sold.

                  An Investor whose subscription is received and accepted will become a Limited Partner in the Partnership on the Closing Date. Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. The Partnership reserves the right to reduce any subscriptions, to accept subscriptions for less than a full Unit in satisfaction of the minimum investment requirements and to allocate subscriptions received in the event the Units are oversubscribed. See "Terms of the Offering - General - Acceptance of Subscriptions." If the General Partner elects to terminate the Offering, or all 80 Units are not timely purchased as provided herein, all subscription funds (plus interest) and Guaranties will be returned within 30 days of such termination. Notice of acceptance of an Investor's subscription to purchase Units, his Percentage Interest in the Partnership and his liability under the Guaranty will be furnished promptly after the Closing. To the extent the Partnership reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price and Guaranty will be proportionally refunded and reduced. All subscription funds and Guaranties will be held in an interest bearing escrow account with the Escrow Agent until the Closing or the termination of the Offering.

                  The primary purposes of the Partnership are (i) to improve the provision of health-care in the Service Area by taking advantage of the technological innovations offered by the Lithotripsy Systems and the Partnership's quality assurance and outcome analysis programs, and (ii) to make cash distributions to its Partners from revenues generated from the operation of the Lithotripsy Systems. No assurance can be given that these efforts will be successful. See "Risk Factors." The Partnership intends to purchase the Lithotripsy Systems and begin lithotripsy operations in the Service Area as soon as possible after the Closing of the Offering.

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Ap-proxi-mately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, endoscopic and laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock-wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

                  Upon the successful completion of the Offering, the Partnership will use the Loan proceeds to acquire (i) a new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter (estimated at $400,000), (ii) a new mobile transport vehicle (estimated at $70,000), (iii) a used Dornier HM-3 model extracorporeal shock-wave lithotripter (estimated at $60,000), (iv) a used mobile trailer to house the Dornier HM-3 (estimated at $21,500) and (v) a used tractor truck to transport the trailer (estimated at $12,500). The Loan will be guaranteed 80% by the Limited Partners in the aggregate and 20% by the General Partner. A default by the Partnership, the General Partner or the Limited Partners under the Loan or their respective Guaranties could result in, among other things, a foreclosure on the Lithotripsy Systems and enforcement against the Guaranties. See "Terms of the Offering - Guaranty Arrangements" and "Proposed Activities - Funding for Partnership Activities" for a description of the terms of the Guaranties and of the Loan. Investors are urged to review carefully the Loan Commitment (with exhibits) attached hereto as Appendix C and the form of Guaranty Agreement included in the Subscription Packet accompanying this Memorandum.

                  Used Equipment. The Partnership will acquire a Dornier HM-3 lithotripter housed in a tractor-trailer configuration from the General Partner. The Dornier HM-3 is manufactured by Dornier Medizintechnik GmbH, Germany
("Dornier"). The unit consists of a stainless steel water tub, patient positioning unit, shock-wave generator, radiological localization system, hydraulic supply system, water treatment system and control cabinet. The localization system, which employs two image intensifiers, allows normal and high-current fluoroscopy. The control cabinet contains control units for both image intensifiers, TV monitors and video image memory. After positioning the patient in the tub, the image intensifiers are swung by hand into the centered position and are moved along the cental beams by motor. The shock-wave generation system consists of the capacitor charging unit, the pulse generator, shock-wave generator, ECG-trigger unit, ellipsoid reflector and underwater electrode. The underwater electrode is mechanically linked to the reflector and is positioned in such a way that the electric energy is discharged exactly in the lower focus. The shock-wave energy, which can be controlled within defined limits, is taken from the charging unit and stored in the shock-wave generator. The spark pulses are released synchronously to the R-waves of the ECG-signals via the ECG triggering unit. The spark pulses cause energy discharges in the form of arcs between the electrode tips of the underwater electrode leading to explosive vaporizations of the water in the zone of the arc. The resulting shock-waves are reflected by the ellipsoid wall and concentrated in the upper focus where the kidney stone is located. The patient positioning unit enables the exact line-up of the kidney stone in the upper focus of the reflector. The patient is placed on a support which makes possible the optimum application of the shock-waves in accordance with the individual anatomic conditions. The movement of the patient support in the three coordinates is performed by a positioning unit, which is guided by a guideway installed on the ceiling of the trailer. The positioning procedure is performed hydraulically and controlled via the control cabinet. The HM-3 has been upgraded by the (i) installation of a larger ellipsoid and 40 nanofarad generator which enables treatment without the need for general anesthesia; (ii) installation of a Stryker Frame and manual gantry controls which enable treatment stones in the distal third of the ureter; and (iii) replacement of all x-ray glassware. The lithotripter has been in operation several years, and other than the upgrades described above, typically requires only routine maintenance and repair. The General Partner currently contracts with Servicetrends, Inc. ("Servicetrends") to provide maintenance for the HM-3 at an annual cost of $33,000, and anticipates that the Partnership will also contract with Servicetrends for the same services and under the same terms.

                  The trailer is a 1991 Calumet Coach. The trailer is upfitted to house the HM-3 lithotripter and contains a generator and an HVAC system, is fully wired and is fitted with expanding sides to accommodate operation of the lithotripter. During the first year of Partnership operations, the General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that the Partnership will use a portion of the Partnership's working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with Servicetrends and AK Associates, L.L.C. (or other similar services providers) to refurbish the Dornier HM-3 and trailer, respectively. Such refurbishments, if undertaken, will only occur after the Partnership's new Modulith(R) SLX-T is in service, and therefore, the General Partner does not expect that the Partnership will need to rent a "loaner" Lithotripsy System during the time the Dornier HM-3 and trailer are being reconditioned. The trailer is transported from site to site by a 1988 Kenworth Tractor Model T-800 truck. The tractor truck is powered by a 350 Cummins engine and an Eaton 9-speed transmission. The mileage on the tractor truck is in excess of 500,000 miles; however the engine underwent a complete re-build in Spring 1999. The Partnership will pay for service of the trailer and truck on an as needed basis. The General Partner anticipates that expenditures for maintenance and repair of the transport vehicle (trailer and truck) will be approximately $20,000 per year. See "Compensation and Reimbursement to the General Partner and its Affiliates."

                  New Equipment. The Partnership will also acquire a new Storz Modulith(R) SLX-T model extracorporeal shock-wave lithotripter and a new mobile vehicle to transport the lithotripter from site to site. Due to a special volume discount arrangement between Storz and Prime, Storz has agreed to provide the Partnership with a Modulith(R) SLX-T lithotripter together with accessories for an estimated purchase price of $400,000, which price reflects approximately a 24% discount ($125,000) from Storz's current list price of $525,000. The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. The reliability and efficacy risks associated with operating the Modulith(R) SLX-T are especially acute because the Modulith(R) SLX-T is so new. The General Partner and its Affiliates have limited experience with the use of the Modulith(R) SLX-T lithotripter. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicates that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. See "Risk Factors - Operating Risks - Reliability and Efficacy of the Storz Modulith(R) SLX-T."

                  The Modulith(R) SLX-T was especially adapted for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Modulith(R) SLX-T is suitable for performing a range of urological examinations including cystoscopy and ureterorenoscopy. The Modulith(R) SLX-T consists of a cylindrical pressure wave generator, an OEC 9600 C-arm x-ray system unit and a patient table. The Modulith (R) SLX-T generates pressure waves electromagnetically from the cylindrical energy source and parabolic reflector. The pressure wave generator operates without an acoustic lens, thus avoiding such disadvantages as energy dissipation and aperture limitations. The pressure at the focal point can be varied by means of the energy control in nine steps from 10 Mpa to 100 Mpa. The energy source is fitted with an axial and lateral air-bag. When expanded during fluoroscopy, these air-bags ensure optimal X-ray image quality for monitoring purposes. The pressure wave coupling is dry (water cushion is used). The shock-wave may be released at fixed frequencies of 1 Hz, 1.5 Hz or 2 Hz, or may be triggered using the ECG and/or respiration. The mode of triggering is chosen by the attending physician. Standby readiness and all safety features of the Modulith(R) SLX-T are electronically monitored and displayed. The Modulith (R) SLX-T localizes stones using an OEC 9600 C-arm X-ray system. The C-arm laterally rotates into over- and under-table positions to allow display of the entire ureter without repositioning the patient, and the pressure generator can be rotated out of the X-ray path. The attending physician can choose between pa/ap, lateral and cranio-caudal projections for fluoroscopy. Further localization and focus adjustment is available with reduced radiation exposure using a collimated-field view through the center of the treatment head. When adjusting for stone localization in the vertical direction, wide-field view fluoroscopy can be carried out at any angle between 90(degree) and + 30(degree) in a lateral direction and, independently, between 90(degree) and + 30(degree) in the cranio-caudal direction. Vertical in situ fluoroscopy limits the range to between 0 (degree) and + 30(degree) in the lateral direction. The X-ray technique employs a continuously adjustable, elliptical, round, and rectangular collimator, an image intensifier, cassette film, digital spot imaging capability and two high resolution 16" monitors capable of displaying four stored digital images. The patient table can be moved electronically in all three dimensions, and a floating function allows manual adjustment in the horizontal direction. The table is X-ray transparent and allows visualization of the entire urinary tract. The table includes a patient cradle which provides comfortable and secure support in the prone, supine and lateral positions.

                  Upon the successful Closing of the Offering, the Partnership will order a Modulith(R) SLX-T from Storz. The General Partner anticipates that it will take approximately 90 days for delivery of a Modulith(R) SLX-T lithotripter after it is ordered on behalf of the Partnership. Storz will provide the Partnership with technical support to facilitate installation and testing of the Modulith(R) SLX-T. The Modulith(R) SLX-T comes with an eighteen month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors will be provided free of charge. The Storz maintenance contract in future years covers the same items listed above and is currently quoted at an annual price of $40,000. The General Partner intends to enter into this maintenance contract on behalf of the Partnership. Any expenses for maintenance and repairs not covered by the warranty or service contract will be obligations of the Partnership. See "Risk Factors-Operating Risks-Partnership Limited Resources and Risks of Leverage."

                  The General Partner will also cause the Partnership to purchase and upfit a new mobile vehicle to transport the lithotripter from site to site. The Partnership will not purchase the manufacturer's, or seller's, as the case may be, service contract. Instead, the Partnership will pay for service on an as needed basis. The General Partner anticipates that expenditures for maintenance and repair of the transport vehicle will be approximately $500 per month ($6,000 annually). The General Partner anticipates that the Partnership will purchase a Ford 400 Series truck (or an equivalent model truck from an alternative manufacturer) which will be customized to include a 14' cargo box to house the lithotripter while it is transported from site to site. The floor of the truck will be loading dock height so the lithotripter can be easily loaded on and off the truck at each treatment facility. The truck will also be upfitted with a lift gate with a load capacity of 3000 pounds for easy loading of the lithotripter from street level. The truck will be modified for securing the lithotripter and its accessories during transport and for heating the cargo box during the winter to prevent freezing of the lithotripter and its components.

                  The General Partner currently provides mobile lithotripsy services in the Service Area under the name of Tennessee Valley Lithotripter. The General Partner provides such services using a Dornier HM-3 lithotripter and pursuant to Service Contracts with various hospitals including the following:
Owensboro Mercy Medical Center in Owensboro; Lourdes Hospital in Paducah; Regional Medical Center in Madisonville; Jennie Stuart Medical Center in Hopkinsville; Community United Methodist Hospital in Henderson; and Greenview Hospital in Bowling Green (collectively, the "Contract Hospitals"). The Service Contracts require the General Partner to make lithotripsy services available at the Contract Hospitals. The Contract Hospitals generally pay the General Partner a fee for each lithotripsy procedure performed at that Contract Hospital. Three of the Service Contracts grant the General Partner the exclusive right to provide lithotripsy services at the particular Contract Hospital, however, all of the Services Contracts have very short terms ranging from less than a month to approximately one and one-half years. In any event, most of the Service Contracts may be terminated without cause upon 90 days notice by either party at anytime. The Community United Methodist Hospital contract and the Owensboro Mercy Medical Center contract are continuing on a month-to-month basis. The General Partner has received a notice of termination from Regional Medical Center.

                  As of the date of the Memorandum, the fair market value of the Service Contracts as determined by an independent third party valuation firm is $20,691. However, due to the short terms of the Service Contracts, the ability of the treatment facilities to terminate a majority of the Service Contracts at any time upon 90 days notice and other factors noted above, the valuation firm has also determined that as of the anticipated Closing Date the Service
Contracts will have no aggregate fair market value. See "Sources and Applications of Funds."

                  The General Partner intends to negotiate on behalf of the Partnership with the Contract Hospitals to terminate their existing contracts and to enter into new agreements with the Partnership for the Partnership to provide lithotripsy services at those facilities. Alternatively, to the extent permissible under contract law, the General Partner may attempt to assign the existing Service Contracts to the Partnership. In cases where the agreement requires the consent of the other party to the assignment, the General Partner will use reasonable efforts to obtain such consent. If the General Partner is unable to obtain the consent of a facility to the assignment, the General Partner will continue to provide lithotripsy services to the facility for the remaining term of the agreement, in which case the General Partner will be competing directly with the Partnership at that location. See "Competition - Affiliated Competition." No assurance can be given that the General Partner will be successful in procuring new contracts with the Contract Hospitals or assigning the Service Contracts to the Partnership.

                  The General Partner intends that new agreements with the Contract Hospitals and other health care facilities will be on financial terms substantially similar to those in the existing Service Contracts. There can be no assurance that the General Partner will be successful in negotiating contracts on financial terms comparable to those in existing Service Contracts, or at all. Several of the Service Contracts have been amended from time to time to provide for, among other things, lower payments per procedure to the General Partner. It is expected that most Partnership lithotripsy service contracts would obligate the Partnership to make the Lithotripsy Systems available to health care centers at specified times in exchange for payments to the Partnership based on the number of procedures performed by the health care center with the Lithotripsy Systems. The General Partner expects that the agreements would have multi-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. See "Risk Factors - Competition."

                  General. It is anticipated that the Partnership will continue to provide lithotripsy services under the Service Contracts and similar arrangements. See "Proposed Activities - Service Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians may use the Lithotripsy Systems in accordance with the rules of the applicable health care facility. See "Regulation" and "Risk Factors - Tax Risks - Disqualification of Employee Benefit Plans." The Partnership may also make arrangements to make the Partnership's Lithotripsy Systems available to qualified physicians (including but not limited to qualified physician Limited Partners) desiring to treat patients using the lithotripters. It is anticipated that all qualified physicians desiring to treat their own patients using the lithotripters may do so after they have received any necessary training. The General Partner and Management Agent will endeavor to the best of their abilities to require that physicians using a Partnership lithotripter comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. In addition, the General Partner reserves the right to request that (i) physicians (or members of their practice groups) treat only their own patients with a Partnership lithotripter, and (ii) physician Limited Partners disclose to their patients in writing their financial interest in the Partnership prior to treatment, if it determines that such practices are advisable under applicable law. The former requirement is mandatory under Kentucky law. See "Regulation." The treating qualified physicians or the health care facilities will be solely responsible for billing and collecting on their own behalf the professional service component of the treatment procedure. Owning an interest in the Partnership is not a condition to using a Partnership lithotripter. Thus local qualified physicians that are not Limited Partners will be given the same opportunity to treat their own patients using a Partnership lithotripter as provided above.

                  New   Services.   After  the  Closing  Date,  in  addition  to
operating, if possible, under the Service Contracts, the General Partner and/or the Management Agent will also attempt to negotiate on behalf of the Partnership with other hospitals and treatment facilities located primarily in the Service Area regarding operating the Lithotripsy Systems at their facilities. There can be no assurance that any such commitments will be forthcoming on terms acceptable to the Partnership. The General Partner, in its sole discretion, has the authority to expand Partnership lithotripsy operations throughout, and outside of the Service Area. After consultation with the Partnership's Medical Advisory Board and Medical Director, the travel itinerary of the Lithotripsy Systems will be determined by the General Partner. See "Proposed Activities - Management and Administration." The travel schedule is expected to be influenced by the requirements of the Service Contracts, the number of treating physicians and patients in particular areas and Partnership arrangements with various hospitals and other health care facilities located primarily in the Service Area. The General Partner also expects to consult with the Limited Partners regarding locations for the Lithotripsy Systems. The General Partner anticipates the Partnership will be able to obtain new pad site space and utility hook-ups from local hospitals and treatment centers at little or no charge for the Dornier HM-3. It is further anticipated that the transportable Modulith(R) SLX-T and its components will be moved into a surgery room at the host treatment facility. After treatment with the Modulith(R) SLX-T (estimated at 30-60 minutes in duration), the patient will be moved from the surgery room to a post-anesthesia recovery area of the treatment facility for recovery, discharge instructions and discharge at the direction of the treating physician and/or anesthesiologist. In addition, the General Partner believes the local hospitals or treatment centers will also bear certain responsibilities and costs associated with the Lithotripsy Systems, all in exchange for such entities sharing in Lithotripsy Systems revenues through a fee billed by them (or a fee paid to them by the Partnership) for each lithotripsy procedure.

See "Proposed Activities - Management and Administration."

                  Charges for Lithotripsy Procedures. Based on historical operating history regarding the Service Contracts and anticipated new treatment opportunities, the Financial Projections forecast that when fully operational the Partnership will use the Lithotripsy Systems to perform 650 lithotripsy procedures per year and that the gross Partnership fee per procedure for patients will be at least $2,200. There can be no assurance that the Partnership will perform at the procedure levels as forecast in the Financial Projections or as anticipated by the General Partner. See "Risk Factors." The $2,200 estimated fee as provided above represents compensation only for the technical component of the lithotripsy procedure and represents an average reimbursement level for all patients to be treated with the Partnership's Lithotripsy Systems. It is anticipated that the Management Agent will be responsible for patient scheduling as well as billing and collection for the technical component of the lithotripsy procedure. There can be no assurance that lithotripsy procedure fees approaching those estimated by the General Partner may be charged or maintained by the Partnership. The prices that the Partnership will be able to charge hospitals and other health care centers for the lithotripsy of kidney stones is significantly dependent upon the amount of reimbursement private health care insurers will allow for this procedure. The General Partner anticipates that over time reimbursement amounts for both the professional component and technical component of the lithotripsy procedure may continue to decrease as technological innovations continue to make this procedure simpler and less costly. A 2,000 page report released by the federal Health Care Financing Administration indicates that the professional component of Medicare payments for lithotripsy procedures may soon be greatly reduced because of the relative simplicity and risk-free nature of the procedure. See "Risk Factors - Operating Risks - Impact of Insurance Reimbursement" and "Regulation."

                  General.  The General  Partner  intends that financing for the
Partnership's acquisition of the Lithotripsy Systems, any costs associated with the acquisition of the Service Contracts and the Partnership's start-up, syndication, organization and working capital expenses will come from borrowings under the Loan, the cash proceeds of this Offering and the initial cash contribution of the General Partner. See "Proposed Activities - Service Contracts." In addition, the General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that during the first year of Partnership operations, the Partnership will use a portion of the Partnership's working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with certain service providers (including Affiliates of the General Partner) to refurbish the used Dornier HM-3 and used trailer. See "Proposed Activities - Acquisition of Lithotripsy Systems - Used Equipment." Although each Limited Partner remains liable to the Bank as provided in his Guaranty, no assessments will otherwise be imposed upon or requested of the Limited Partners. See "Proposed Activities - Acquisition of Additional Assets" for a description of the General Partner's authority to borrow additional funds on behalf of the Partnership to acquire additional Partnership assets.

                  See the Loan Commitment (with Exhibits) and form of Loan Agreement attached as Appendix C for a detailed description of the terms of the Loan. Investors should note that the Loan Agreement, the promissory note and the security agreement are subject to minor modifications at or prior to the Loan closing to meet the requirements of local counsel for purposes of an enforceability opinion. Furthermore, certain amendments to the terms of the Loan may be made at any time without the consent of the Limited Partners. Outlined below are a few of the key terms of the Loan.

                  The Partnership  will borrow up to $597,840 to (i) acquire one new Storz Modulith(R) SLX-T extracorporeal shock-wave lithotripter with accessories (estimated at $400,000); (ii) acquire and upfit one new mobile vehicle to transport the new lithotripter from site to site (estimated at $70,000); (iii) acquire one used Dornier HM-3 extracorporeal shock-wave lithotripter (estimated at $60,000); (iv) acquire one used trailer to house the Dornier HM-3 lithotripter (estimated at $21,500); (v) acquire one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter (estimated at $12,500); and (vi) pay state sales and use taxes on the purchase of the Lithotripsy Systems (estimated at $33,840). See "Proposed Activities - Acquisition of the Lithotripsy Systems."

                  Interest-only will be payable monthly during the first six months of the Loan. At the end of the first six months, the outstanding Loan principal, plus accrued interest, will be payable over 36 monthly installments as provided below. The amount of each of the first 35 equal monthly installments of principal and interest will be equal to the monthly payment resulting from the amortization of the outstanding Loan principal over 36 months, assuming a fixed 10% per annum interest rate. A final payment of all outstanding principal and accrued interest will be payable in the 36th month. The 10% interest rate, as provided above, is used only for purposes of calculating the amount of the equal monthly installments over the 35 month period. Interest shall actually accrue during the entire 42 month term of the Loan at the variable rate provided above. The Bank also imposes an additional charge of 4% of the unpaid balance of any payment past due for 15 days or more. The Partnership is required to make an annual principal prepayment determined pursuant to the following formula: CF - PTL - MRP = Prepayment. In this formula, (i) CF, cash flow of the Partnership, is defined as the excess of gross income from all sources over all operating expenses (excluding depreciation), less capital expenditures permitted under the Loan and regularly scheduled principal payments on Partnership indebtedness;
(ii) PTL is the tax liability of the Partners to pay taxes on their share of Partnership taxable income, assuming a combined federal and state tax liability of 40% and treating the General Partner as an individual partner for purposes of this determination; and (iii) MRP, the minimum return to Partners, is an amount equal to 25% of cash flow as defined above. The General Partner anticipates that Loan principal prepayments will reduce the term of the Loan, and the Financial Projections forecast a term of 27 months based on projected operations. Assuming the Partnership borrows $597,840 under the Loan Agreement, the regular monthly installment payments of principal and interest for the term after the initial six months will be equal to $19,291 per month. See the Financial Projections attached hereto as Exhibit A.

                  Additional prepayments of principal and interest can be made without penalty. Moreover, the Partnership will be required to furnish the Bank with annual and monthly financial statements each year, and maintain liability, hazard and other insurance acceptable to the Bank.

                  Borrowings under the Loan Agreement will be secured 80% by the Limited Partner Guaranties and by a first and prior lien on all existing and after acquired assets of the Partnership, including the Lithotripsy Systems and the Partnership's accounts receivable. The Loan will also be guaranteed 20% by the General Partner. Except to the extent of their interests in Partnership assets, the Limited Partners will not be personally liable for the Loan other than pursuant to their Limited Partner Guaranties. See "Terms of the Offering - Guaranty Arrangements." The Loan Agreement will prohibit, among other things,
(i) the creation of additional liens on the Lithotripsy Systems and (ii) the sale or transfer of the Lithotripsy Systems without the written consent of the Bank.

                  A default by the Partnership, the General Partner or the Limited Partners under the Loan or the Guaranties (or the guaranty given by the General Partner) will entitle the Bank to exercise any one or more of the following remedies: (i) declare all principal payments and accrued interest immediately due and payable; (ii) foreclose on its security interest in the Partnership's assets (including the Lithotripsy System and the Partnership's accounts receivable); and/or (iii) seek payment directly from the Limited Partners under the Guaranties. Events of default include but are not limited to the following: (i) default in the payment or performance of any obligation, covenant or liability contained or referred to in the Loan documents, including the Guaranties, unless remedied to the reasonable satisfaction of the Bank within 30 days; (ii) any warranty, representation or statement made or furnished to the Bank by or on behalf of the Partnership or any of its guarantors (including the Limited Partners, and the General Partners) proving to have been false in any material respect when made or furnished; (iii) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy, seizure or attachment thereof or thereon, which is not removed within 30 days; (iv) dissolution, termination of existence (or, in the case of an individual guarantor, death), insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under bankruptcy or insolvency laws by or against the Partnership or any guarantor which is not favorably terminated within 30 days; (v) the Partnership's failure to maintain its existence in good standing unless remedied within 30 days of notice by the Bank; (vi) the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of the Partnership is displaced of their authority in the conduct of their business or their business is curtailed; and (vii) upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against the Partnership or any guarantor or upon the issuance of any writ or garnishment or attachment against any property of, debts due or rights of the Partnership or such guarantor to specifically include the commencement of any action or proceeding to seize monies of the Partnership or such guarantor on deposit in any bank account with Bank, which is not removed or terminated within 30 days. However, any default by any one or more of the Partnership's guarantors under the above provisions, will be an actionable default only if one or more such defaulting guarantors either alone or in the aggregate guarantees 25% or more of the Loan, and provided further, that the Bank has not, within twelve months of the occurrence of such guarantor's default, received, accepted and approved a substitute guaranty or guaranties from a party or parties acceptable to it in an amount greater than or equal to the amount of such defaulting guarantor's guaranties, or the Partnership has not made a prepayment of the Loan principal in an amount equal to the amount of the defaulting guarantor's Guaranty. The Bank may also accelerate the Loan if it should deem itself, or its collateral, insecure, or the payment or performance under the Loan impaired and may demand additional collateral at any time it deems the Loan to be insufficiently secured. See the Loan Commitment attached as Appendix C, the form of Guaranty Agreement attached as an exhibit to the Loan Commitment, and "Terms of the Offering - Guaranty Arrangements."

                  Other Borrowings. Subject to certain limitations set forth in the Loan documents and/or the Partnership Agreement, the Partnership is permitted to incur indebtedness for any purpose and such indebtedness may be secured by Partnership assets. Additional indebtedness will be incurred only if the General Partner expects that Partnership revenues will be sufficient for repayment. See "Proposed Activities - Acquisition of Additional Assets."

                  It is expected that additional Partnership indebtedness, if any, will consist primarily of borrowings from commercial banks, and advances from suppliers and other companies. Although it is not expected to occur, the General Partner or any of its Affiliates may also make loans to the Partnership. In such event, neither the General Partner nor any such Affiliate will make any loans to the Partnership on terms and conditions less favorable than those that the Partnership could obtain from unaffiliated third parties or banks for the same purposes (without reference to the General Partner's financial abilities). Any advances made by the General Partner, or an Affiliate, to the Partnership will not obligate the General Partner, any such Affiliate or any other Affiliate of the General Partner, to make future advances to the Partnership. The Partnership may not make loans to the General Partner or any of its Affiliates. Borrowings by the Partnership must be used solely for the benefit of the Partnership. See "Conflicts of Interest."

                  There can be no assurance that the Partnership will be able to borrow funds (other than under the Loan) on terms satisfactory to the Partnership. The Partnership's ability to borrow will depend in large part on the success of its activities. Neither the General Partner nor its Affiliates is obligated to guarantee or otherwise provide security for Partnership borrowings, or lend funds directly to the Partnership, however, the General Partner reserves the right to take such actions in order to provide financing for the benefit of the Partnership. Partnership borrowings will be repaid from Partnership revenues, thereby reducing the amounts available for Distributions and creating the risk that a Limited Partner's tax liability on his share of the Partnership's taxable income may be greater than the amounts distributed to him. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage" and "Risk Factors - Tax Risks - Income in Excess of Distributions." While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment. See "Proposed Activities - Funding For Partnership Activities" and the Financial Projections attached to this Memorandum as Appendix A.

                  If in the future the General Partner determines that it is in the best interest of the Partnership to acquire (i) one or more fixed base or mobile Lithotripsy Systems, (ii) any other urological device or equipment, so long as such device has FDA premarket approval at the time it is acquired by the Partnership, and/or (iii) an interest in any business entity that engages in a urological business described above, the General Partner has the authority (subject to certain limitations set forth in the Partnership Agreement) to establish reserves or, subject to certain restrictions in the Loan, borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. As provided in the Partnership Agreement, the General Partner may not incur any single capital expenditure, any long-term debt or any single borrowing of the Partnership during any twelve-month period in excess of $100,000 without the prior approval of a Majority in Interest of the Limited Partners. In addition, the consent of a Majority in Interest of the Limited Partners is required prior to the Partnership engaging in any Dilution Offering to raise capital for the acquisition of additional assets. See "Summary of the Partnership Agreement - Powers of the General Partner and Limited Partners' Voting Rights." See also the form of Partnership Agreement attached hereto as Appendix B. The acquisition of such assets likely would result in higher operating costs for the Partnership. The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. See "Summary of the Partnership Agreement - Dilution Offerings." No Limited Partner would be personally liable on any additional Partnership indebtedness (other than under his Guaranty) without such Limited Partner's prior written consent. There is no assurance that additional financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any additional borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage, as well as to increase the risks that cash from operations will be insufficient to fund the obligations secured by the Limited Partners' Guaranties. Further, a default under any such loan could severely and negatively impact the Partnership. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage" and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                  Management Fee . Pursuant to the Management Agreement, the Management Agent will contract with the Partnership to supervise and coordinate the management and administration of the day-to-day operations of the Lithotripsy Systems for a monthly fee equal to the greater of 7% of Partnership Cash Flow per month or $8,000 per month (beginning as of the Closing Date). See "Compensation and Reimbursement to the General Partner and its Affiliates." The Management Agent may, upon the approval of the General Partner, engage at the Partnership's expense one or more local Medical Directors to provide consultation regarding patient needs and treatment. All costs incurred by the Management Agent in performing its duties under the Management Agreement and costs under related contracts will be the responsibility of, and will be paid directly or reimbursed to it by, the Partnership. The Management Agent is the management agent for various affiliated lithotripsy enterprises. As a consequence, many of the Management Agent's employees provide various management and administrative services for numerous entities, including the Partnership. In order to properly allocate the costs of such employees and other overhead expenses among the entities for which they provide services, such costs will be divided among all the entities based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel and other costs among various entities results in significant cost savings for the Partnership.

                  Management Duties of the Management Agent. Investors are urged to review carefully the Management Agreement, the form of which is attached hereto as Appendix D. The Management Agent's services under the Management Agreement generally will include the supervision and coordination of any necessary lithotripsy training of the qualified physicians, arranging for the continuing education of the qualified physicians in lithotripsy techniques, the provision of lithotripsy related services, housekeeping, laundry, equipment maintenance, medical and office supply inventory and other incidental services necessary for efficient operation of the Lithotripsy Systems. The Management Agent will also be responsible for implementing and overseeing the Partnership's quality assurance and outcome analysis programs. The General Partner and Management Agent will endeavor to the best of their abilities to require that physicians using a Partnership lithotripter comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. Except as otherwise provided below, the Management Agent will also employ on behalf of the Partnership certain nonphysician personnel reasonably necessary to staff and operate the Lithotripsy Systems, including, without limitation, drivers, lithotripsy technicians, secretary/receptionists and office managers. All such personnel will at all times remain employees and the financial responsibility of the Partnership, and the Management Agent may increase or decrease each Lithotripsy System's personnel to the extent the Management Agent deems it would benefit the Partnership's operations. See "Proposed Activities - Employees and Benefits" below. The General Partner may contract to have the center or hospital provide most of the necessary nonphysician personnel to staff and operate the Lithotripsy Systems, in which case such personnel would remain the responsibility of the treatment center or hospital. The Financial Projections, attached hereto as Appendix A, assume that the Partnership will engage two drivers and two technicians and that the hospitals will provide all supplies. The Management Agent generally will also be responsible for the billing and collection of amounts owed to the Partnership, the scheduling of patients and coordinating professional urological services for treatments on the Partnership's lithotripters.

                  The Management Agent's engagement by the Partnership under the Management Agreement will be as an independent contractor, and neither the Partnership nor its Limited Partners will have any authority or control of the method or manner in which the General Partner performs its duties pursuant to the Management Agreement. The Management Agreement vests in the Management Agent full operational control of all aspects of management and administration of the Lithotripsy Systems. The term of the Management Agreement is for five years, and will be automatically renewed for up to three successive five-year terms unless terminated by the Partnership or the Management Agent.

                  The  Management   Agent,  upon  consulting  with  the  General
Partner, may appoint one or more local Medical Director(s) and a Medical Advisory Board made up of representative local physicians. If appointed, the Management Agent will consult with the Medical Advisory Board from time to time on such matters as instituting its detailed quality assurance program, utilization review, outcome analysis and patient scheduling.

                  Except as otherwise provided below, the Management Agent will be responsible for maintaining on behalf of the Partnership complete books and records for the management of the Lithotripsy Systems. If the Lithotripsy
Systems  are  located at a hospital or other  health  care  center,  the General
Partner may contract to have such hospital or center be responsible for the Lithotripsy Systems' books and records and to provide billing and collection services. There can be no assurance that the Management Agent will be able to contract with such entities in the manner as outlined above.

                  The Management Agreement provides that all funds furnished by the Partnership as working capital together with all Partnership revenues will be accounted for separately. Such funds will be disbursed by the Management Agent on behalf of the Partnership to pay all expenses associated with the operation of the Lithotripsy Systems, including, without limitation, the management fee payable to the Management Agent under the Management Agreement and reimbursements to the Management Agent for all of its out-of-pocket costs incurred in the operation of the Lithotripsy Systems. The Management Agent and its Affiliates will receive no compensation under the Management Agreement other than its management fee and reimbursement for its out-of-pocket costs in-curred in ful-filling its re-spon-si-bilities under the Management Agreement.

                  Consultation and Education. Pursuant to the Management Agreement, personnel of the Management Agent will provide on-site supervision at the Lithotripsy Systems in an advisory capacity until such time as the Management Agent determines that they are no longer required. The local Medical Director will communicate regularly with officers of the Management Agent, who will remain available for consultation by phone and who plan to regularly visit the Lithotripsy Systems.

                  To ensure that the Partnership remains advised of the latest technological developments in the field of lithotripsy, the Management Agent (pursuant to the Management Agreement) will arrange for continuing education of the qualified physicians who use the lithotripters to treat patients. The Management Agent will continually monitor progress in technological developments in renal lithotripsy and advise the Partnership regarding the nature of these developments and its recommended course of action.

                  Employees and Benefits. All active full-time employees of the Partnership are eligible to participate in Prime's benefit plans. At the cost of the Partnership, Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits. The Partnership likely will also provide paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits.

                  Investors are urged to review the Financial Projections and assumptions thereto attached as Appendix A. The Financial Projections contain data supplied by the General Partner that is based upon the General Partner's estimate of reasonable, but not necessarily the most likely, results of Partnership operations. The data in the Financial Projections includes the General Partner's estimate of projected Lithotripsy Systems expenses and revenues, and also assumptions regarding the anticipated number of lithotripsy procedures that will be performed with the Lithotripsy Systems each year. Because the Financial Projections represent a prediction of future events based on certain assumptions that may or may not occur, Investors should not rely on the Financial Projections as an indication of the actual results that will be attained. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of the Financial Projections. The actual results achieved during the period covered by the Financial Projections will vary from the projected results and these variations may be material. See "Risk Factors - Other Investment Risks - Financial Projections" and the Financial Projections (with accompanying assumptions and notes) attached hereto as Appendix A.

                  The following table sets forth the funds expected to be available to the Partnership from this Offering and other sources and their anticipated and estimated uses.

Sources of Funds

Limited Partners Contribution (1)..................$200,000           (23.59%)
General Partner Contribution (1)                     50,000            (5.90%)
Loan (2)                                            597,840           (70.51%)
                                                    -------           --------
         TOTAL SOURCES            ..................$847,840          (100.00%)
                                                    ========          =========
Application of Funds

One Modulith(R)SLX-T with Accessories (2)...........$400,000           (47.18%)



Notes to Sources and Applications of Funds Table

(1) Assumes 80 Units are purchased by qualified Investors. In its capacity as general partner of the Partnership, the General Partner will contribute cash to the Partnership in an amount equal to 20% of the total cash contributed to the Partnership by the Partners (up to $50,000). See "Summary of the Partnership Agreement - Capital Contribution of the General Partner."

                  (2) Represents the proceeds available under the Loan Commitment to acquire (i) one new Storz Modulith(R) SLX-T extracorporeal shock-wave lithotripter and accessories (estimated at $400,000), (ii) one new mobile transport vehicle (estimated at $70,000), (iii) one used Dornier HM-3 Model extracorporeal shock-wave lithotripter (estimated at $60,000), (iv) one used trailer to house the Dornier HM-3 lithotripter (estimated at $21,500), (v) one used tractor truck to transport the trailer housing the Dornier HM-3 lithotripter (estimated at $12,500) and (vi) applicable state sales and use taxes on such equipment (estimated at $33,840). See "Proposed Activities - Acquisition of the Lithotripsy Systems."

                  (3) Upon the Closing of the Offering, the Partnership anticipates purchasing from the General Partner a used Dornier HM-3, Calumet Coach trailer and tractor truck. Servicetrends, Inc. ("Servicetrends"), a lithotripter service company and an experienced dealer of used medical technology and equipment, has valued the Dornier HM-3 to be acquired by the Partnership at $60,000. AK Associates, L.L.C. ("AK Associates"), a manufacturer and refurbisher of medical transport vehicles, has appraised the trailer at $21,500, and Ronnie Burns Ford, Inc., a tractor truck vendor, has appraised the General Partner's tractor truck at $12,500. Investors should note that Servicetrends, AK Associates and the tractor truck dealer are not expert appraisers. Servicetrends provides maintenance to many medical enterprises affiliated with the General Partner and AK Associates is an Affiliate of the General Partner, factors which may undermine their independence. Based upon such estimates and the General Partner's own experience, the General Partner believes that $94,000 is the fair value of the Dornier HM-3, trailer, and tractor-truck; however, there has been no formal valuation, and there is no assurance that such $94,000 price accurately reflects the value of such equipment. See "Compensation and Reimbursement to the General Partner and its Affiliates."

                  (4) As of the date of this Memorandum, the State of Kentucky has a maximum 6.0% sales and use tax on the purchases of equipment including the Lithotripsy Systems. The total amount of the tax on the purchase of the Lithotripsy Systems (estimated at $33,840) will be paid out of the proceeds of the Loan.

                  (5) Represents the fair market value of the Service Contracts as of the date of the Memorandum as determined by an independent third party valuation firm; provided, however, on the anticipated Closing Date, such Service Contracts will have no aggregate fair market value as determined by the same independent third party valuation firm. See "Proposed Activities - Service Contracts."

                  (6) This amount  includes  the General  Partner 's estimate of
(i) legal and accounting costs associated with organizing the Partnership, preparing the Partnership Agreement, the Management Agreement and other ancillary Partnership documents, and (ii) all out-of-pocket expenses incurred by the General Partner and its Affiliates associated with the initial start-up of the Partnership's operations.

                  (7) Includes $20,000 in commissions payable to the Sales Agent (assuming 80 Units are sold to purchasers other than the General Partner or its Affiliates), reimbursement of $10,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $21,000 in legal and accounting costs associated with the preparation of this Memorandum (including costs attributable to the valuation of the Service Contracts as discussed in note (5) above).

                  (8) The amount of working capital and reserve primarily will be a function of the amount of funds remaining after all other expenses, listed immediately above, are paid. The reserve may be used to fund any unanticipated start-up cost overruns. It is anticipated (subject to the approval of the Partnership's Medical Advisory Board) that as soon as practicable during the first year of Partnership operations, the Partnership will use a portion of Partnership working capital, Cash Flow and/or reserves (estimated at $60,000) and contract with Servicetrends and AK Associates to refurbish the used Dornier HM-3 and used Calumet Coach trailer, respectively. Such refurbishments, if any, will only occur after the Partnership's Modulith(R) SLX-T is placed in service, and therefore, the General Partner does not anticipate that the Partnership will need to rent a "loaner" Lithotripsy System during the time the Dornier HM-3 and trailer are being refurbished.

                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the organization, operation and management of the Part-ner-ship and the Lithotripsy Systems. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Part-ner-ship. See "Proposed Activities - Management and Administration" and "Plan of Distribution."

                  1. Organizational Expenses. The General Partner will be reimbursed by the Partnership for all its out-of-pocket costs associated with the organization of the Partnership and all expenses of this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates, except for the Management Fee and related reimbursements (described below), for managing the Partnership.

                  2. Management Fee. Pursuant to the Management Agreement, the Management Agent will contract with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of 7% of Partnership Cash Flow per month or $8,000 per month. All costs incurred by the Management Agent in performing its duties under the Management Agreement will be the responsibility of, and will be paid directly by, the Partnership. The Management Agent is the management agent for various affiliated lithotripsy entities. As a consequence, many of the Management Agent's employees provide various management and administrative services for numerous entities, including the Partnership. In order to properly allocate the costs of such employees and other overhead among the entities for which it provides services, such costs will be divided among all the entities based upon the relative number of patients treated by each entity. The General Partner believes that the sharing of personnel costs and other overhead expenses among various entities results in significant costs savings for the Partnership. Investors are urged to review carefully the Management Agreement, the form of which is attached hereto as Appendix D. The management fee for any given month will be payable on or before the 30th day of the next succeeding month and will begin to accrue immediately following the Closing Date. The term of the Management Agreement is for five years, and will be automatically renewed for up to three successive five-year terms unless terminated by the Partnership or the Management Agent. The Management Agent and the General Partner will be reimbursed by the Partnership for all of their out-of-pocket costs associated with the operation of the Partnership and the Lithotripsy Systems, and the General Partner will also be reimbursed for all expenses related to the organization of the Partnership and this Offering.

                  3. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled to its distributable share (20%) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. The General Partner and its Affiliates will also receive Partnership Distributions in respect of any Units they own. The amount of such Distributions to the General Partner, if any, cannot be determined at this time. See "Summary of the Partnership Agreement - Profits, Losses and Distributions," the Financial Projections attached as Appendix A and the Partnership Agreement, the form of which is attached as Appendix B. In addition, whereas the Limited Partners cannot participate in any future Dilution Offering to avoid dilution, the General Partner may make capital contributions or acquire additional limited partnership interests in a Dilution Offering in order to avoid economic dilution. See "Summary of the Partnership Agreement - Dilution Offerings."

                  4. Sales Commissions. The Sales Agent, a wholly owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" all or none basis. As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold. No commission is payable to the Sales Agent unless all Units are sold as provided herein. If the Offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $10,000. See "Plan of Distribution" and "Conflicts of Interest."

                  5. Acquisition of Dornier HM-3. The Partnership anticipates purchasing from the General Partner a used Dornier HM-3 lithotripter, trailer and tractor-truck. Servicetrends has valued the Dornier HM-3 to be acquired by the Partnership at $60,000. AK Associates has appraised the trailer at $21,000, and Ronnie Burns Ford, Inc., a tractor truck vendor, has appraised the General Partner's tractor truck at $12,500. Investors should note that Servicetrends, AK Associates and the tractor truck dealer are not expert appraisers. Servicetrends provides maintenance to many medical enterprises affiliated with the General Partner and AK Associates is an Affiliate of the General Partner, factors which may undermine their independence. Based upon such estimates and the General Partner's own experience, the General Partner believes that $94,000 is the fair value of the Dornier HM-3, trailer, and tractor-truck; however, there has been no formal valuation, and there is no assurance that such $94,000 price accurately reflects the value of such equipment.

                  6. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                  7. Miscellaneous. The Partnership may contract with the General Partner or its Affiliates to render services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. If the Partnership's Lithotripsy Systems experience substantial downtime for unexpected maintenance and repairs, the General Partner or its Affiliates may provide a loaner system to the Partnership for a reasonable fee. The General Partner anticipates (subject to the approval of the Partnership's Medical Advisory Board) that during the first year of Partnership operations, the Partnership will contract with AK Associates, L.L.C., an Affiliate of the General Partner, to refurbish the used Calumet Coach trailer. See "Proposed Activities - Acquisition of Lithotripsy Systems - Used Equipment."

                  General. The General Partner of the Partnership is Prime Lithotripter Operations, Inc., a New York corporation originally formed under the name DCG Tape Scan, Inc. ("DCG") on November 16, 1981. DCG subsequently changed its name to Satellite EKG Systems, Inc. ("Satellite") in March 1982. Prime indirectly acquired all of the outstanding stock of Satellite in July 1993 and subsequently changed the name of Satellite to Prime Lithotripter Operations, Inc. in January 1994. The principal executive office of the General Partner is located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746,
(512) 328-2892. The General Partner also has an office at 1900 Church Street, Suite 101, Nashville, Tennessee 37203, (800) 699-8190. The primary assets of the General Partner are used mobile lithotripters and numerous lithotripsy services agreements with hospitals and other treatment centers located in Alabama, Arkansas, Kentucky and Tennessee. The General Partner has substantial potential financial exposure as a guarantor of certain Prime indebtedness.

                  Management. The following table sets forth the name and respective positions of the individuals serving as executive officers and directors of the General Partner many of whom also serve as executive officers of Prime.

                           Name                               Office

                  Joseph Jenkins, M.D.                    President
                  Thomas J. Driber, Ph.D.                 Vice President
                  Cheryl Williams                         Treasurer and Director
                  James D. Clark                          Secretary

     The General Partner itself is managed by its sole Director, Ms. Williams. Descriptions of the background of the key executive officers and directors of the General Partner are set forth in "The Management Agent" below.




                  The Management Agent of the Partnership is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring and managing medical service limited partnerships in the United States ("Litho"). Litho became a wholly-owned subsidiary of Prime on April 26, 1996. Litho is an Affiliate of the General Partner. Litho's assets are illiquid in nature. The primary assets of Litho are partnership interests in over 20 lithotripsy limited partnerships. The Management Agent has substantial potential financial exposure as a guarantor of certain Prime indebtedness. Additional information about Litho appears below.

                  The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of Litho, many of whom were shareholders of Litho prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

                           Name                         Office

                  Joseph Jenkins, M.D.        President, Chief Executive Officer
                                                 and Director
                  Kenneth S. Shifrin          Director
                  W. Alan Terry               Vice President
                  Cheryl Williams             Vice President and Director
                  Thomas J. Driber, Ph.D.     Vice President
                  David Vela, M.D.            Vice President
                  Stan Johnson                Vice President
                  Philip J. Gallina           Secretary and Treasurer
                  James D. Clark              Assistant Secretary

     Supervision of the day-to-day management and administration of the Partnership will be the responsibility of the Management Agent. The Management Agent itself is managed by a three-member Board of Directors composed of Mr. Shifrin, Ms. Williams and Dr. Jenkins.

                  Set forth below are the names and descriptions of the background of the key executive officers and directors of the Management Agent.

     Joseph Jenkins, M.D. has been President and Chief Executive Officer of the Management Agent since April 1996 and is President of the General Partner. From May 1990 until December 1991, Dr. Jenkins was a Vice President of the Management Agent and previously practiced urology in Washington, North Carolina. Dr. Jenkins was recently elected to the Board of Directors of the Management Agent. Dr. Jenkins is a board certified urologist and is a founding member, a past-president and currently a Director of the American Lithotripsy Society.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was elected a Director of the Management Agent following Prime's acquisition of all of the Management Agent's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

                  W. Alan Terry was recently appointed a Vice President of the Management Agent and served as the Chief Financial Officer of the Management Agent from 1991 to 1998. In August, 1986, Mr. Terry joined The May Department Stores Company at their corporate headquarters in St. Louis, where he held several financial management positions until October, 1987, when he was transferred to one of May's largest divisions, Caldor, Inc., as Vice President of Finance. He remained in that capacity until June, 1990, when he became Chief Operating Officer for the Management Agent and served in that capacity until April 1996.

     Cheryl Williams is the Treasurer and Director of the General Partner and has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams is also a Vice President and Director of the Management Agent and was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc., a wholly-owned subsidiary of APS.

     Thomas J. Driber, Ph.D. is a Vice President of the General Partner and was recently appointed a Vice President of the Management Agent. Dr. Driber is an experienced medical practice consultant and has served as a director of Southern Medical Imaging, Inc. (1988-1993), First Choice Health Plan, Inc. (1986-1988) and Tampa Bay Health Plan, Inc. (1985-1986). In addition, Dr. Driber is an accomplished health care scholar and was a member of the teaching faculty at Florida Neurological Institute School of EEG Technology from 1980 to 1984. Dr. Driber received a faculty appointment to the Surgery department (renal transplant surgery) of the University of Florida College of Medicine and taught there from 1977 to 1979. Dr. Driber received a Ph.D. in Medical/Social Change Theory, Concentration: Ambulatory Medical Delivery Systems from Walden University, Institute for Advanced Studies in Minneapolis, Minnesota in 1984.

                  Stan Johnson was recently appointed a Vice President of the Management Agent and has been a Vice President of Prime and President of Sun Medical Technologies, Inc. ("Sun") (an affiliate of the General Partner) since November 1995. Mr. Johnson was the Chief Financial Officer of Sun from 1990 to 1995.

     David Vela, M.D. was recently appointed a Vice President of the Management Agent. Dr. Vela received his medical degree in 1984. Dr. Vela developed and operated various outpatient centers throughout the United States from 1986 to 1995 and has served as Regional Vice President of Prime for the Central Region since February 1997.

     Philip J. Gallina recently became the Secretary and Treasurer of the Management Agent, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

     James D. Clark is the Secretary of the General Partner and recently became Assistant Secretary of the Management Agent. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.



                  The organization and operation of the Partnership involve numerous conflicts of interest between the Part-ner-ship and the General Partner and its Affiliates. Because the Part-ner-ship will be operated by the General Partner, such conflicts will not be resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Part-ner-ship's investment objectives and policies. The General Partner, its Affiliates and employees of the General Partner will in good faith attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership. See "Fiduciary Responsibility of the General Partner."

                  The Management Agent and the Sales Agent, both Affiliates of the General Partner, will receive management fees and broker-dealer sales commissions, respectively, in connection with the business operations of the Part-ner-ship and the sale of the Units that will be paid regardless of whether any sums are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The General Partner or its Affiliates will also receive interest on loans, if any, they make to the Partnership. In addition, upon the Closing of the Offering it is anticipated that the Partnership will purchase a used Dornier HM-3, a trailer and a tractor truck from the General Partner. See "Compensation and Reimbursement to the General Partner and its Affiliates" and "Proposed Activities - Acquisition of the Lithotripsy Systems."

                   The General Partner and its Affiliates will devote as much of their time to the business of the Part-ner-ship as in their judgment is reasonably required. Principals of the General Partner and the Management Agent may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates together, have sufficient resources to be capable of fully discharging the General Partner's and its Affiliates' responsibilities to the Part-ner-ship. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Part-ner-ship nor the holders of any of the Units shall be entitled to any interest therein. The General Partner, its Affiliates (including affiliated limited partnerships and other entities), and their employees engage in medical related service activities for their own accounts. See "Prior Activities." The General Partner may serve as a general partner and/or management agent of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. See "Competition" and "Prior Activities." The General Partner and its Affiliates are, however, obligated to act in a fiduciary manner with respect to the management of the Partnership and any other medical enterprise in which they serve in a management capacity. In the event an issue arises as to whether a particular lithotripsy service opportunity in or near the Service Area belongs to the Partnership, the General Partner or another Affiliate, the General Partner will in good faith attempt to resolve the issue in a manner that it believes to be in or not opposed to the best interest of the Partnership. Notwithstanding the foregoing, no assurance can be given that one or more limited partners of such Affiliates or the Limited Partners themselves, may not challenge the decision of the General Partner on fiduciary or other grounds. To the extent the General Partner or its Affiliates purchase Units in the Offering, they will be able to effect any vote on matters requiring Limited Partner approval. See "Summary of the Partnership Agreement."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                   The   interests  of  the  Limited   Partners  have  not  been
separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Part-ner-ship were retained by the General Partner and have in the past performed and are expected in the future to perform similar services for the General Partner and its Affiliates.

                  The General Partner is accountable to the Part-ner-ship as a fiduciary and consequently must exercise good faith in handling Part-ner-ship affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel.

                  Under the Partnership Agreement, the General Partner and its Affiliates will have no liability to the Part-ner-ship or to any Partner for any loss suffered by the Part-ner-ship that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Part-ner-ship and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners will have a more limited right of action than they otherwise would have absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Part-ner-ship against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Part-ner-ship, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates.

                  Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Part-ner-ship pursuant to the foregoing provisions, the Part-ner-ship has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                  Several competing fixed-site and mobile extracorporeal shock-wave lithotripters are currently operating in and around the Service Area. The following discussion identifies the existing competitors in the Service Area, to the best knowledge of the General Partner.

Affiliated Competition

                  The General Partner directly provides mobile lithotripsy services in the Service Area using a Dornier HM-3 lithotripter and pursuant to certain Service Contracts at: Owensboro Mercy Medical Center in Owensboro; Lourdes Hospital in Paducah; Regional Medical Center in Madisonville; Jennie Stuart Medical Center in Hopkinsville; Community United Methodist Hospital in Henderson; and Greenview Hospital in Bowling Green. The General Partner intends to terminate these contracts or to assign these contracts to the Partnership after the Partnership commences operations. If the General Partner is unable to terminate or assign one or more of the existing Service Contracts prior to the commencement of Partnership operations, the General Partner may be providing lithotripsy services in direct competition with the Partnership until all such related contracts to provide lithotripsy services in the Service Area can be terminated. Generally, the arrangements in the Service Area terminate by their own terms or may be terminated by written notice provided 90 days prior to the anniversary date of the contract. Assuming the General Partner provides timely notice, all of its contracts in the Service Area will be terminated by August 1, 2001.

                  Several Affiliates of the General Partner also provide services near the Service Area. Kentucky I Lithotripsy, LLC provides mobile lithotripsy services in central and eastern Kentucky. Indiana Lithotripters Limited Partnership I provides mobile lithotripsy services in southern Indiana and treats patients who are residents of northern Kentucky. The General Partner operates several Dornier HM-3 lithotripters in Tennessee. Other Affiliates of the General Partner are planning and conducting other limited partnership offerings that would operate lithotripters in other states.

Other Competition

                  Lithotripsy services are available at Deaconess Hospital and St. Mary's Medical Center in Evansville, Indiana; to the best knowledge of the General Partner, these services are used by physicians from Kentucky. The General Partner is aware that Healthtronics and Medispect, two manufacturers of lithotripters, are demonstrating their machines in the Service Area; indeed, the General Partner understands that Healthtronics has temporarily installed a unit in a hospital in the Service Area in an effort to attract business.

                  There may be other  existing or planned  fixed-base  or mobile lithotripsy services in or near the Service Area which will directly compete with the Partnership's Lithotripsy Systems, but the General Partner is not familiar with these other competitors or potential competitors. It is possible that some or all of the Partnership' s competitors are physician-owned or include physicians among their owners. The General Partner is generally unfamiliar with the cost of the lithotripsy procedures offered by the
Partnership's competitors. There is no assurance the Partnership can successfully compete with existing providers, including facilities that offer traditional methods of treatment for kidney stone disease. See "Proposed Activities - Treatment Methods of Kidney Stone Disease."

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The General Partner believes these machines have a competitive disadvantage because such machines are capable of treating stones only in the ureter. The General Partner believes the Lithotripsy Systems can be used on stones in locations other than the ureter. See "Proposed Activities - Treatment Methods for Kidney Stone Disease."

                  The health care market in the Service Area is influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

                  No assurances can be given that new competing lithotripsy operations will not commence operations in the future or that innovations in lithotripters or other treatment methods for kidney stone disease will not make the Lithotripsy Systems competitively obsolete. See "Risk Factors - Operating Risk - Technological Obsolescence." In addition, the General Partner and its Affiliates are not prohibited from engaging in lithotripsy ventures unassociated with the Partnership that may compete with the Partnership.

                  The manufacturers of the Lithotripsy Systems are under no obligation to the General Partner or the Partnership to refrain from selling their lithotripters to urologists, hospitals or other persons for use in or near the Service Area. In addition, the availability of lower-priced lithotripters in the United States could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its services. Many potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

Federal Regulation

                  The Partnership, the General Partner and the Limited Partners are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Partnership, the General Partner and the Limited Partners being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Partnership's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

                  Reimbursement. The Partnership is subject to federal government oversight as the Partnership seeks reimbursement for its equipment and services from health care facilities whose patients are beneficiaries of the Medicare and Medicaid Programs. Medicare reimbursement policies are statutorily created and are regulated by the federal government. The Balanced Budget Act of 1997 required the Health Care Financing Administration ("HCFA"), the federal agency that administers the Medicare program, to establish a prospective payment system for outpatient procedures. One of the goals of the prospective payment system was to lower medical costs paid by the Medicare program. HCFA issued proposed regulations in September, 1998 which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,235. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. The General Partner believes the lower reimbursement rate will be implemented in the latter half of the year 2000. In some cases, reimbursement rates payable to the General Partner and its Affiliates are less than the proposed HCFA rate.

                  The General Partner retains the discretion to make the Lithotripsy Systems available at ambulatory surgery centers ("ASCs"). Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in June, 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The June, 1998 proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to the General Partner.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. As was discussed previously, competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. As a result, hospitals may seek to lower the fees paid to the Partnership for the use of the Lithotripsy Systems. The General Partner anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  The Medicaid  program in Kentucky is jointly  sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Kentucky Medicaid program currently provides reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the Kentucky Medicaid program, to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner does not know whether the Kentucky Medicaid program has taken or will take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, the General Partner determined that the statute would not apply to the type of lithotripsy services to be provided by the Partnership. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership will not have an ownership interest in any provider hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by the General Partner was consistent with the informal view of the General Counsel's Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the Partnership is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  On January 9, 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Partnership's contracts for provision of the Lithotripsy Systems. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to hospitals contracting with the Partnership would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. The General Partner cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Partnership's operations would not be in compliance with Stark II, as Limited Partners would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged in published commentary that some form of regulatory relief for lithotripsy is under consideration and may be forthcoming; however, no assurances can be made that such will be the case. The General Partner will continue to work through the American Lithotripsy Society to encourage the adoption of legislation supportive of urologists' ability to lawfully maintain ownership interests in ventures that provide lithotripsy services to all of their patients. Additionally, the General Partner will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

                  HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such circumstance, it is possible the Partnership may be given the opportunity to restructure its operations to bring them into compliance. In the event the General Partner is unable to devise a plan pursuant to which the Partnership may operate in compliance with Stark II and its final regulations, the General Partner is obligated under the Partnership Agreement either (i) to purchase the Partnership Interests of all the Limited Partners at the lesser of fair market value or their Capital Account values (including in certain cases the assumption of their Guaranties) or (ii) to dissolve and liquidate the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests." The Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the ban on physicians who have compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill currently pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

                  The Limited Partners are to receive cash Distributions from the Partnership. Since it is anticipated that some of the Limited Partners will be physicians or others in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. United States v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1 st Cir. 1989).

                  The OIG has indicated that it is giving increased scrutiny to health care joint ventures involving physicians and other referral sources. In May 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a health care fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Partnership do not comply with any Safe Harbor.

                  In the commentary introducing the Safe Harbor regulations, the OIG recognized the beneficial effect that business investments in small entities may have on the health care industry. The OIG promulgated a Safe Harbor for investment interests, including limited partnership ownership interests, in small entities which are held by persons in a position to make referrals to the entities so long as eight criteria are met. This Offering does not meet all eight criteria; however, this Offering does meet some of the criteria. Specifically, the terms on which Limited Partnership interests are offered to physicians who treat their patients on the Lithotripsy Systems are not related to the previous or expected volume of referrals or amount of business generated by the physicians; there is no requirement that any physician make referrals or be in a position to make referrals as a condition for remaining an investor; there is no cross-referral arrangement involved with the business of the Partnership; the Partnership does not loan funds or guarantee loans for physicians who refer patients for treatment on the Lithotripsy Systems; and the Distributions to physicians who are Limited Partners are directly proportional to the amount of their capital investment. In order to qualify for Safe Harbor protection, all eight criteria must be met. The General Partner can give no assurance that compliance with some, but not all, of the criteria of the Safe Harbor would prevent the OIG from finding a potential violation of the Anti-Kickback Statute by virtue of this Offering.

                  In November 1999, the OIG issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary when the Safe Harbor regulations were issued in 1991 that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician' s professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. The General Partner believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture' s offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the best knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type.

                  Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, may be challenged by the government as constituting a violation of the Anti-Kickback Statute. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the Partnership's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner's view of valid business reasons to engage in this transaction, form the basis in part of the General Partner's belief that this Offering is appropriate.

                  The General Partner of the Partnership intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe that the Partnership's proposed operations violate the Anti-Kickback Statute. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

                  If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. A prospective Limited Partner with questions concerning these matters should seek advice from his own independent counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  Some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court may review this issue. Unless and until the Supreme Court decides the issue, prospective Limited Partners should consider the ramifications of the False Claims Act issues discussed in the preceding paragraph.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. The General Partner is not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above. In the event that legislation is enacted which, in the opinion of the General Partner, would adversely affect the operation of the Partnership's business, the General Partner is obligated either to purchase the Partnership Interests of all the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The General Partner and the limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any Affiliate, including the Partnership.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

                  Kentucky requires a certificate of need ("CON") to establish a health facility, to make a substantial change in a health service, or to purchase any capital equipment which costs more than $1,655,678. The General Partner has sought and received a written opinion from the Certificate of Need Office of the Kentucky Cabinet for Health Services that no CON is necessary for mobile lithotripsy services similar to those discussed in this Offering so long as the hospital establishes and provides the service; the General Partner has confirmed this opinion is the same for transportable lithotripters such as the Storz Modulith(R) SLX-T. To ensure that the hospital establishes and provides the service, contracting hospitals will lease the Lithotripsy Systems and pay the Partnership for the use of the equipment; the Partnership will not bill for the services itself.

                  To the best knowledge of the General Partner, the Partnership's mobile Dornier HM-3 must be licensed as a mobile health service by the Division of Licensing and Regulation. Licensure requires a survey of the Lithotripsy Systems and approval of the policies and procedures related to the
Lithotripsy Systems. The General Partner does not believe the licensure requirement will prevent the Partnership from operating as planned in Kentucky. The Division of Licensing and Regulation has not determined whether transportable lithotripters such as the Storz Modulith(R) SLX-T must be licensed as a mobile health service. Given that the procedures performed on the transportable lithotripter are performed within a hospital's premises, it is possible the Division of Licensing and Regulation would conclude no separate licensure is necessary for the lithotripter; however, no assurances can be given in this regard. When a Storz Modulith(R) SLX-T or any other transportable lithotripter is purchased, the Partnership will seek to comply with any licensure requirements.

                  Regarding physician referrals, Kentucky law incorporates the American Medical Association's Code of Medical Ethics (discussed above) in requiring physicians to provide services at entities in which they have an ownership interest and to which they refer patients. Therefore, all physician Limited Partners who make referrals to the Partnership's Lithotripsy Systems must provide services on the lithotripter. Kentucky law prohibits physicians from receiving any compensation in exchange for referrals of Medicare or Medicaid patients. As the Partnership will not compensate any physician for referrals (rather, all payments to physicians are based on their equity interests in the Partnership), the General Partner believes this law will not be violated. The law also provides that any conduct which violates the federal Stark II and Anti-Kickback laws (discussed above) shall be deemed to violate Kentucky law. Violations are punishable by criminal penalties, repayment of Medicaid reimbursements which were in violation of the law and exclusion from the Kentucky Medicaid program.

                  Kentucky requires registration of x-ray machines and certification of radiologic technologists. The Partnership will seek to comply with this and all other regulatory requirements in order to operate the Lithotripsy Systems. Further regulations may be imposed in Kentucky at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Partnership's Lithotripsy Systems or to the physicians who invest in the Partnership. Such restrictive regulations could materially adversely affect the ability of the Partnership to conduct its business.

                  THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                  Prime, the indirect sole shareholder of the General Partner, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at approximately 450 hospitals and surgery centers in 34 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 61 mobile and seven fixed site lithotripters, all but two of which are operated by Prime, the General Partner and their Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through a total of twelve acquisitions with interests in 63 lithotripters and development of five lithotripters. Prime lithotripters performed approximately 37,000, or approximately 19.5%, of the estimated 190,000 lithotripsy procedures performed in the United States in 1998. Approximately 2,300 urologists utilized Prime lithotripters in 1998, representing approximately 30% of the estimated 7,700 active urologists in the United States.

                  Prime manages the operations of 63 of its 68 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters primarily through subsidiaries which act as the general partner of a limited partnership. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 49 of its 68 operations.

                  Prime's lithotripters range in age from one to twelve years. Of its 68 lithotripters, 61 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 34 states. Prime also operates seven fixed site lithotripters in five states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and the General Partner believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 150,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, equipment, economic conditions and distribution policies, the success of the General Partner's Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.

                  The Part-ner-ship Agreement sets forth the powers and purposes of the Part-ner-ship and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Part-ner-ship Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the form of the Part-ner-ship Agreement is set forth as Appendix B to this Memorandum, and Investors are urged to read the Part-ner-ship Agreement in its entirety and to review it with their counsel and advisors.

                  The Part-ner-ship was formed on November 24, 1999 as a limited partnership under the laws of the State of Kentucky and has had no operations to date. The Initial Limited Partner will with-draw from the Part-ner-ship upon the admission of the Limited Partners to the Part-ner-ship pursuant to this Offering. The General Partner of the Part-ner-ship is Prime Lithotripter Operations, Inc., a New York corporation. See "General Partner."

                  The Limited Partners will acquire their interests in the Part-ner-ship in the form of Units. Upon the successful completion of the Offering, each purchaser of the Units whose subscription is accepted by the General Partner and the Bank will become a Limited Partner in the Part-ner-ship. For each Unit purchased, a cash payment of $2,500 is required in addition to a personal guaranty of 1% of the Partnership 's obligations under the Loan (up to a $5,978.40 principal guaranty obligation). The per Unit cash purchase price and execution and delivery of the Guaranties are both due upon subscription. No Limited Partner will have any liability for the debts and obligations of the Part-ner-ship by reason of being a Limited Partner, except to the extent of (i) his Capital Contribution, (ii) his liability under the Guaranty to which he is a party, (iii) his proportionate share of the undistributed profits of the Part-ner-ship, and (iv) the amount of certain Distributions received from the Partnership as provided by the Act. See "Risk Factors - Operating Risks - Liability Under the Guaranty" and "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix E.

                  The General Partner will contribute cash to the Partnership in an amount equal to 20% (up to $50,000) of all cash contributed to the Partnership.

                  The General Partner, with the prior approval of a Majority in Interest of the Limited Partners, has the authority to periodically offer and sell additional limited partnership interests in the Partnership (a "Dilution Offering") to local investors who are not investors in the Partnership ("Qualified Investors"). The primary purpose of a Dilution Offering is expected to be (i) to raise additional capital for any legitimate Partnership purpose and
(ii) to assure the highest quality of patient care by admitting qualified investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs.

                  Any sale of limited partnership interests in a Dilution Offering will result in proportionate dilution of the Partnership Percentage Interests of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash Distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. Limited Partners have no right to purchase additional limited Partnership interests offered by the Partnership in a Dilution Offering; however, the General Partner may elect, in its sole discretion, to make capital contributions or purchase additional limited partnership interests offered in a Dilution Offering in order to avoid dilution. Unless otherwise agreed by the General Partner and a Majority in Interest of the Limited Partners, any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than the highest cash price for which proportionate limited partnership interests in the Partnership have been previously sold by the Partnership.

                  Under  the terms of the  Partnership  Agreement,  the  General
Partner with the prior approval of a Majority in Interest of the Limited Partners may cause the Partnership to engage in certain transactions in the future, any of which transactions could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership. The General Partner could propose a plan providing for merger or consolidation of the Partnership with another entity; the sale of all or substantially all of the Partnership's assets to another entity; or any other reorganization, reclassification or exchange of the Partnership Interests, including without limitation the exchange of Partnership Interests for equity interests in another entity or for cash or other consideration. If such a plan were adopted, the Limited Partners are obligated by the terms of the Partnership Agreement to take or refrain from taking, as the case may be, such actions as the plan may provide, including, without limitation, executing such instruments, and providing such information as the General Partner may reasonably request. Any such plan may also result in an amendment to the Partnership Agreement or the adoption of a new partnership agreement in connection with the merger of the Partnership with another entity as provided in Section 362.546(5) of the Act. The plan may also provide that the General Partner and its affiliates will receive fees for services rendered in connection with the operation of the Partnership or any successor entity following the consummation of the transactions described in the plan, and neither the Partnership nor the Limited Partners will have any right by virtue of the Partnership Agreement in the fees to be derived therefrom. Any securities or other consideration to be distributed to the Partners pursuant to any such plan shall be distributed in the manner set forth in the Partnership Agreement as though the Partnership were being liquidated. Although the General Partner will endeavor to keep the Limited Partners apprised of all relevant information regarding the above transactions, the General Partner is not obligated to provide such information in any particular manner concerning the risks and effect of the proposed transaction; the fairness of the proposed transaction to the Partnership and the Limited Partners; comparative distributions to the General Partner under the Partnership operations and under the proposed reorganization; the method of valuing the Partnership in the proposed transaction and the method of allocating value among various participants in the proposed transaction; the background, reasons for and alternatives to the transaction; and conflicts of interest of the General Partner in the proposed reorganization.

                  In December 1993, Congress passed legislation amending portions of the Securities Exchange Act of 1934 to afford new protections to limited partnership investors in the context of certain limited partnership mergers and reorganizations commonly known as partnership rollups. The law, known as the "Limited Partnership Rollup Reform Act of 1993" (the "Reform Act"), became effective on December 17, 1994, and applies to certain rollup transactions proposed after such date. The Reform Act and the Rules promulgated thereunder are applicable only to certain types of partnership rollups and, when applicable, provide limited partners with the following protections:

     (i) allows and facilitates communication between limited partners during their consideration of a proposed rollup;

     (ii) allows the limited partners to obtain a list of the other limited partners involved in the rollup;

                  (iii)   disallows   the  practice  of   compensating   persons
         soliciting the limited partners' approval of the rollup based on the number of approvals received;

                  (iv) requires greater disclosure to the limited partners of the terms of the rollup and its effects on the limited partners including (a) the reason for the rollup and consideration of the alternatives; (b) the method of allocating interests in the successor entity to the limited partners and why such method was chosen; (c) comparative information including changes in limited partner voting rights, changes in distributions to the limited partners and changes in compensation to the general partner; (d) conflicts of interest of the general partner; (e) changes in the partnership's business plan; (f) the valuation of the limited partnership interests; (g) any significant difference between the exchange values of the limited partnerships and the trading price of the securities to be issued in the rollup transaction; (h) the risks and effects of the proposed rollup transaction; (i) a statement by the general partner of the fairness of the rollup and the general partner' s basis for such opinion; (j) full disclosure of any opinion (other than opinions of counsel) or appraisal received by the general partner related to the proposed transaction, or if no such opinion or appraisal was sought by the general partner, an explanation of why no such opinion or appraisal is necessary to permit the limited partners to make an informed decision regarding the proposed transaction; (k) the rights of the limited partners to exercise dissenters' or appraisal rights or similar rights; (l) the method for allocating rollup consideration to the limited partners and an explanation why such method was chosen; and (m) tax consequences of the rollup; and

                  (v) requires a minimum 60 day offering period during which the limited partners may consider the proposed rollup (or such shorter period as required by state law).

                  Further, the Reform Act also provides that related Rules of Fair Practice will be amended to prohibit exchanges and national securities associations from listing securities issued in connection with a rollup unless the limited partners are afforded the following protections:

                  (i) dissenting limited partners must have the right to one of the following: (a) to receive an appraisal and compensation; (b) to retain a security under substantially similar terms as the original issue; (c) to approve of the rollup by a vote of not less than 75% of the outstanding securities of each participating partnership, or; (d) to use an independent committee to negotiate the terms of the transaction.

     (ii) not to have their voting power unfairly reduced or abridged.

     (iii) not to bear an unfair proportion of the costs of the rollup transaction.

                  The Reform Act applies only to certain types of rollup transactions, and there is no certainty that any plan considered by the Partnership at any time would be subject to the Reform Act. Thus Investors must assume in making an investment in the Units that their Partnership Interest will be subject to the provisions of the Partnership Agreement permitting fundamental changes which could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership.

                  The following is a summary of certain provisions of the Part-ner-ship Agreement relating to the allocation and distribution of the Profits, Losses, Part-ner-ship Cash Flow, Part-ner-ship Refinancing Proceeds, Part-ner-ship Sales Proceeds, and cash upon dissolution of the Part-ner-ship. Investors should note that the Percentage Interests referenced in the discussion below could change as a consequence of a future Dilution Offering. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors are urged to review carefully the definitions of the terms appearing in the Glossary.

                  1.       Allocations.

                  Losses. After giving effect to the special allocations set forth below, the Partnership's Losses, if any, for each Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

                  Profits. After giving effect to the special allocations set forth below, the Partnership's Profits for any Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

                  All items of income, gain, loss, deduction, or credit will be allocated among the Partners proportionately. Further, notwithstanding the foregoing, after giving effect to certain special allocations, the General Partner must be allocated at least 1% of all items of income, gain, loss, deduction or credit.

     2. Special Allocations. The following special allocations shall be made in the following order:

                  (i) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any Year, each Partner shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner' s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations made pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partnership Minimum Gain Chargebacks is intended to comply with Treasury Regulations Section 1.704-2(f) and will be interpreted and applied in a manner consistent with that Regulation.

                  (ii) Partner Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, to the extent required and determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partner Minimum Gain Chargebacks is intended to comply with Regulation Section 1.704-2(i)(4) and will be interpreted and applied in a manner consistent with that Regulation.

                  (iii)  Qualified  Income  Offset.  If a  Partner  unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Partner's Capital Account (as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Partnership income and gain will be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations have been tentatively made as if this provision were not in the Partnership Agreement. This provision is intended to be a "qualified income offset," as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

     (iv) Sales Commission. The Sales Commission shall be allocated to the Units which are not held by the General Partner and its Affiliates and are acquired in the Offering in proportion to the respective capital contributions represented by such Units (i.e., $250 in Sales Commissions per each such Unit).


                  3. Allocations Between Transferor and Transferee. In the event of the transfer of all or any part of a Partner's interest (in accordance with the provisions of the Partnership Agreement) in the Partnership at any time other than at the end of a year, or the admission of a new Partner (in accordance with the provisions of the Partnership Agreement), the transferring or new Partner's share of the Partnership's income, gain, loss, deductions and credits, as computed both for accounting purposes and for federal income tax purposes, will be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Partnership (or any part thereof) during such year, then upon the mutual agreement of all the Partners (excluding the new Partner and the transferring Partner), the Partnership may in its sole discretion treat the periods before and after the date of the transfer or admission as separate years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate years. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as required by Section 706(d)(2) of the Code and the Regulations thereunder. See "Risk Factors - Tax Risks - Partnership Allocations."

                  4. Incoming Partner Allocations. The Code prohibits the retroactive allocation of a full share of partnership items to persons who were partners for less than the entire year. As provided above, the Partnership Agreement provides that items of income, gain, loss, deductions and credits will be allocated between a transferor Partner and a transferee Partner in the same ratio as the number of days in the year before and after the date of the transfer or admission, unless the Partnership has sold any of its assets in the year of the transfer or admission. If the Partnership has sold any of its assets in the year of the transfer or admission, then the General Partner may elect, in its sole discretion, to use the interim closing of the books method described above. See "Risk Factors - Tax Risks - Partnership Allocations."

     5. Other Allocations. Additional allocations are discussed in the Partnership Agreement and each Investor should carefully review Article 13 of the Partnership Agreement. See the Partnership Agreement attached hereto as Appendix B.

                  6.       Distributions.

                  The   Partnership    Agreement    authorizes   the   following
Distributions to be made to the Partners:

                  Distribution of Partnership Cash Flow. Partnership Cash Flow will be distributed to the Partners within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner in accordance with their respective Percentage Interests.

                  Distribution of Partnership Sales Proceeds and Partnership Refinancing Proceeds. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed to the Partners within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner in accordance with their respective Percentage Interests.

                  Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner, or if there is none, a representative of the Limited Partners, will cause the cancellation of the Partnership's Certificate of Limited Partnership, liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority:

     (i) First, to the payment of debts and liabilities of the Partnership (including amounts owed to the General Partner and its Affiliates) and the expenses of liquidation;

                  (ii) Second, to the creation of any reserves that the General Partner or the representatives of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and

                  (iii) Third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive Capital Account balances after such Capital Accounts are adjusted as provided in the Partnership Agreement, and any other adjustments required by the final Regulations under Section 704(b) of the Code. Any general partner with a negative Capital Account following distribution of the liquidation proceeds or the liquidation of its interest in the Partnership must contribute to the Partnership an amount equal to such negative capital account on or before the later of the end of the Partnership's taxable year or within 90 days after the date of liquidation. Any capital so contributed will be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities. It is intended that Capital Accounts will allow for liquidation distributions consistent with the manner in which Partnership Sales Proceeds and Partnership Refinancing Proceeds are distributed; however, there can be no assurance that such will be the case.

                  Tax Withholding. The Partnership is authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts will be treated as a cash Distribution to such Partner and will reduce the amount otherwise distributable to him.

                  The General Partner has the sole right to manage the business of the Part-ner-ship and at all times is required to exercise its responsibilities in a fiduciary capacity. Although the consent of the Limited Partners is not required for any sale or refinancing of the Lithotripsy Systems, in certain instances the requisite consent of the Limited Partners is required for the purchase of additional assets by the Part-ner-ship. See "Powers of the General Partner and Limited Partners' Voting Rights" below. On the Closing Date, the Partnership will contract with the Management Agent to manage and administer the day-to-day operations of the Lithotripsy Systems. See "Proposed Activities - Management and Administration" and the Management Agreement, the form of which is attached as Appendix D.

                  Under the Part-ner-ship Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Part-ner-ship for acts or omissions of gross negligence or constituting willful misconduct, the General Partner may be removed and another substituted with the consent of all of the Limited Partners.

                  1.       General.

                  The business and affairs of the Partnership will be managed by the General Partner; provided, however, that without the prior approval of a Majority in Interest of the Limited Partners, the General Partner shall have no authority to do any of the following:

     (a) Offer and sell additional limited partnership interests in the Partnership pursuant to a Dilution Offering;

     (b)   Institute   and  carry  out  any  plan   providing  for  the  merger,
consolidation or sale of Partnership Interests; or

                  (c) Incurring any single capital expenditure, any long-term debt or any single borrowing of the Partnership during any twelve month period in excess of $100,000.

The General Partner is also expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Part-ner-ship in Partnership assets or the Lithotripsy Systems for other than Part-ner-ship purposes; (ii) admitting Limited Partners except as provided in the Part-ner-ship Agreement; and (iii) performing any act (other than an act required by the Part-ner-ship Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

                  2.       Tax Matters.

                  (i) Elections. The General Partner will, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

                  (ii) Tax Matters Partner. The Partnership Agreement designates the General Partner as the Tax Matters Partner (as defined in Section 6231 of the Code) and authorizes it to act in any similar capacity under state or local law. As the Tax Matters Partner, the General Partner is authorized (at the
Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners. Moreover, the General Partner will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

                  Subject to certain exceptions provided in the Partnership Agreement or the Act, the Limited Partners generally do not have any right to participate in the management or control of the business of the Partnership. Limited Partners are not required to make any capital contributions to the Part-ner-ship except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Part-ner-ship, except
(i) to the extent of their respective interests in the Part-ner-ship, (ii) for the obligation to return certain Distributions made to them as provided by the Act, and (iii) to the extent of their liabilities pursuant to their respective Guaranties. See "Risk Factors - Other Investment Risks - Limited Partners' Obligations to Return Certain Distributions" and "Operating Risks - Liability Under the Guaranty."

                  No Part-ner-ship Interest nor any Units may be transferred without the prior written consent of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner, and subject to the satisfaction of certain other conditions set forth in the Part-ner-ship Agreement. The Part-ner-ship Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would violate federal or state securities laws. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee requires the fulfillment of other obligations enumerated in the Part-ner-ship Agreement, including either the approval of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, or the approval of the assignor Limited Partner and the General Partner. Any transferee of a Part-ner-ship Interest who has not been admitted to the Part-ner-ship as a Partner shall not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Part-ner-ship income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his personal liability under the Guaranty upon the transfer of his Partnership Interest, unless otherwise specifically agreed by the Bank at the time of the transfer.

                  The General Partner may transfer all or a portion of its Part-ner-ship Interest only with the consent of a Majority in Interest of the Limited Partners before the transferee can be admitted as a Substitute General Partner. Notwithstanding the foregoing, the Partnership Agreement gives the General Partner the authority to transfer all or part of its General Partner interest to any transferee controlled by it or one or more of its Affiliates without obtaining the Limited Partners' consent. Any such transferee would automatically be a substitute general partner. The admission of any new shareholder, the withdrawal of any shareholder from the General Partner or a merger of the General Partner with and into another entity may be done without the approval of the Limited Partners.

                  The Part-ner-ship will dissolve and terminate for any of the following reasons:

                  1. The sale, exchange or disposition of all or substantially all of the property of the Part-ner-ship without making provision for the replacement thereof (except to the extent otherwise provided in a reorganization plan approved by the General Partner and Limited Partners as described above);

                  2.       The expiration of its term on December 31, 2049;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The election to dissolve the Part-ner-ship made by the General Partner and a Majority in Interest of the Limited Partners, including, pursuant to a reorganization plan;

     6. The election to dissolve the Partnership made by the General Partner in the event of certain legislation, case law or regulatory changes adversely affecting the operation of the Partnership; or

     7. Any other event resulting in the dissolution or termination of the Partnership under the laws of the State of Kentucky.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Part-ner-ship if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, a Majority in Interest of the Limited Partners elect in writing to continue the Part-ner-ship and, if necessary, designate a new general partner.

                  Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Part-ner-ship's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Part-ner-ship Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

                  As provided in the Partnership Agreement, the General Partner has the option (which it may assign to the Partnership in its sole discretion) to purchase all the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligations under the Guaranty. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the lesser of (a) the fair market value of the Partnership Interest to be purchased or (b) the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's Capital Account in the Partnership, prorated in the event only a portion of the Partnership Interest is being purchased (unadjusted for any appreciation in Partnership assets or amounts due and payable to the Partnership as account receivables, and as reduced by depreciation deductions claimed by the Partnership for tax purposes), and, in certain circumstances, the assumption of the Limited Partner's Guaranty, if any. Although it is anticipated that the Partnership will use the accrual method of accounting, the cash method will be used for determining the capital account value option purchase price discussed herein. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the capital account value option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (i) purchase the Partnership Interests of all of the Limited Partners for an amount equal to the lesser of fair market value or book value or (ii) dissolve the Partnership. In the event of the death of a Limited Partner, the option purchase price for that Limited Partner's Partnership Interest is an amount equal to the greater of (x) two (2) times the aggregate distributions made with respect to the Partnership Interest during the twelve-month period ending the last day of the month immediately preceding the month in which the death occurs or (y) the Limited Partner's share of the Partnership's book value, if any (prorated in the event that only a portion of his Partnership Interest is being purchased) as reflected by the Capital Account of the Limited Partner; provided, however, that the purchase price under either method (x) or (y) shall not exceed the fair market value of the Partnership Interest. The withdrawing Limited Partner will not be released from his obligations under the Guaranty unless so agreed by the Bank. See the Partnership Agreement attached hereto as Appendix B and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                  The Partnership Agreement provides that each Limited Partner (other than the General Partner and its Affiliates who hold Limited Partner interests) is prohibited from having a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), other than certain ownership interests acquired before the date of the Partnership Agreement (the "Outside Activities"). While they are Limited Partners in the Partnership, each Limited Partner is precluded from engaging in any Outside Activities. In the event that a Limited Partner's interest in the Partnership is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, he is precluded, for a period of two
(2) years following the date of his withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner to acquire the interest of a Limited Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the Partnership Agreement attached hereto as Appendix B.

                  In addition, the Partnership Agreement provides that each Limited Partner acknowledges and agrees that his participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Limited Partners (other than the General Partner and its Affiliates who hold Limited Partner interests) are precluded from disclosing such confidential information during their participation as Limited Partners in the Partnership or thereafter unless required by law or with the prior written consent of the Partnership.

                  The Part-ner-ship Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in accordance with the provisions of Kentucky law.

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Cheryl Williams and Joseph Jenkins, M.D., severally, to act as attorneys-in-fact to execute the Part-ner-ship Agreement, any amendments thereto and any certificate of limited part-ner-ship filed by the General Partner. The Part-ner-ship Agreement, in turn, contains provisions by which each Limited Partner irrevocably appoints Cheryl Williams and Joseph Jenkins, M.D., severally, to act as his attorneys-in-fact to make, execute, swear to and file any document necessary to the conduct of the Part-ner-ship's business, such as deeds of conveyance of real or personal property as well as any amendment to the Part-ner-ship Agreement or to any certificate of limited part-ner-ship which accurately reflects actions properly taken by the Partners.

                  Within 90 days after the end of each Year of the Part-ner-ship, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

                  Proper and complete records and books of account will be kept by the General Partner in which will be entered fully and accurately all transactions and other matters relative to the Part-ner-ship's business as are usually entered into records, books and accounts maintained by persons engaged in businesses of a like character. Pursuant to applicable law, the Part-ner-ship books and records will be kept on the accrual method basis of accounting. The Part-ner-ship's fiscal year will be the calendar year. The books and records will be located at the Partnership's office, and will be open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours as provided by the Act.

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, will render an opinion as to the formation and existence of the Partnership, the status of Investors as limited partners and certain federal tax matters, the form of which is attached as Appendix E to this Memorandum.

                  The Partnership will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Service Contracts may not, however, be available due to confidentiality restrictions contained therein.